UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Northern Oil and Gas, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

In accordance with Rule 14a-6(d) under Regulation 14A of the Securities Exchange Act of 1934, as amended, please be advised that Northern Oil and Gas, Inc. intends to release definitive copies of the proxy statement to security holders on or about April 16, 2018.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED April 6, 2018

601 Carlson Pkwy ● Suite 990

Minnetonka, Minnesota 55305

April [    ], 2018

Dear Shareholder:

You are cordially invited to attend a special meeting of the shareholders of Northern Oil and Gas, Inc., a Minnesota corporation (“NOG,” the “Company,” “we,” “our” or “us”), which we will hold at [                    ], on May [    ], 2018, at [            ], local time (such meeting, including any adjournment or postponement thereof, the “special meeting”).

The special meeting is being called to request approval by our shareholders of the following proposals:

•	for purposes of the rules of the NYSE American, the issuance of up to 137,916,584 shares of our common stock, par value $0.001 (the “Common Stock Proposal”);

•	the reincorporation of the Company from Minnesota to Delaware (the “Reincorporation Proposal”); and

•

the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Common Stock Proposal or the Reincorporation Proposal or to ensure that any supplement or amendment to the proxy statement is timely provided to the NOG shareholders (the “Adjournment Proposal,” and, together with the Common Stock Proposal and the Reincorporation Proposal, the “Proposals”).

The Proposals are being submitted to our shareholders in connection with (i) an agreement to exchange approximately $497 million, or 71%, of, the aggregate principal amount of the Company’s outstanding 8.000% Senior Notes due 2020 for approximately $155 million of the Company’s common stock, which will represent up to approximately 39.3% of the Company’s total equity upon consummation of the exchange, and approximately $344 million in aggregate principal amount of new senior secured second lien notes due 2023 (such proposed exchange, including all conditions precedent thereto, the “Exchange Transaction”) and (ii) completing our obligation to raise an additional $140 million in new equity as a condition precedent thereto. The Exchange Transaction is intended to reduce our outstanding indebtedness, extend our maturities and strengthen our liquidity position during the current decline in the oil and gas industry. If we are unable to successfully consummate the Exchange Transaction, we may lack sufficient liquidity to meet our operational goals and financial obligations, and we may consider strategic alternatives to reduce our outstanding indebtedness and strengthen our liquidity position. The Exchange Transaction is conditioned upon, among other things, the approval of both of the Common Stock Proposal and Reincorporation Proposal. The Exchange Transaction is not conditioned upon approval of the Adjournment Proposal.

Our board of directors believes that each of the Common Stock Proposal, the Reincorporation Proposal and the Adjournment Proposal is in the best interests of the Company and its shareholders and, therefore, recommends that you vote “FOR” each of the Proposals.

Additional details of the business to be conducted at the special meeting are provided in the formal notice of the meeting and proxy statement following this cover letter. You received these materials with a proxy card that indicates the number of votes that you will be entitled to cast at the special meeting according to our records or the records of your broker or other nominee. Our board of directors has determined that only shareholders of record at the close of business on March 22, 2018, are entitled to notice of, and to vote at, the special meeting, or any adjournment(s) or postponement(s) thereof.

Your vote is important. You may vote your shares in person at the special meeting, via the Internet, by telephone or by mail. Please refer to the section “Voting Instructions” for detailed voting instructions. If you choose to vote in person at the special meeting, via the Internet or by telephone, you do not need to mail in a proxy card or other voting instructions. Whether or not you are able to attend the meeting in person, we urge you to vote your shares as promptly as possible.

Thank you.

Northern Oil and Gas, Inc.

Bahram Akradi

Chairman of the Board of Directors

NORTHERN OIL AND GAS, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

April [    ], 2018

To the Shareholders of Northern Oil and Gas, Inc.:

NOTICE IS HEREBY GIVEN that a special meeting (the “special meeting”) of the shareholders of Northern Oil and Gas, Inc., a Minnesota corporation (“NOG,” the “Company,” “we,” “our” or “us”), will be held at [            ], at [            ] local time, on May [    ], 2018 (such meeting, including any adjournment or postponement thereof, the “special meeting”), to consider and vote upon the following proposals:

1.	to approve, for purposes of the rules of the NYSE American, the issuance of up to 137,916,584 shares of our common stock, par value $0.001 (the “Common Stock Proposal”);

2.	to approve a proposal to reincorporate the Company from Minnesota to Delaware (the “Reincorporation Proposal”); and

3.

to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Common Stock Proposal or Reincorporation Proposal or to ensure that any supplement or amendment to the proxy statement is timely provided to the NOG shareholders (the “Adjournment Proposal,” and, together with the Common Stock Proposal and the Reincorporation Proposal, the “Proposals”).

Only shareholders of record at the close of business on March 22, 2018, are entitled to notice of, and to vote at, the special meeting, or any adjournment(s) or postponement(s) thereof.

Our board of directors recommends that you vote “FOR” the Common Stock Proposal, “FOR” the Reincorporation Proposal and “FOR” the Adjournment Proposal.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May [    ], 2018. The following proxy materials and information are available for you to review online at www.northernoil.com/special-meeting: (i) our notice of special meeting and proxy statement (which includes directions on how to attend and vote your shares at the special meeting); and (ii) our form of proxy card.

Your vote is important. You may vote your shares in person at the special meeting, via the Internet, by telephone or by mail. Please refer to the section “Voting Instructions” for detailed voting instructions. If you choose to vote in person at the special meeting, via the Internet or by telephone, you do not need to mail in a proxy card or other voting instructions. Whether or not you are able to attend the meeting in person, we urge you to vote your shares as promptly as possible.

Due to space limitations, attendance is limited to shareholders and one guest each. Admission to the special meeting is on a first-come, first-served basis. A valid government-issued picture identification and proof of stock ownership as of the record date may be required in order to attend the meeting. If you hold Northern Oil and Gas, Inc. stock through a broker, bank, trust or other nominee, please bring a copy of a statement reflecting your stock ownership as of the record date. If you plan to attend as the proxy of a shareholder, you must present a legal proxy. Cameras, recording devices and other electronic devices are not permitted.

On behalf of the Board of Directors,

Bahram Akradi

Chairman of the Board of Directors

Minnetonka, Minnesota

April [    ], 2018

-i-

THE SPECIAL MEETING

We are furnishing you this proxy statement in connection with the solicitation of proxies by our board of directors in connection with the special meeting that will be at [                ], at [                ] local time, on May [    ], 2018.

Definitive copies of this proxy statement and related proxy card, or a notice of internet availability, are first being sent on or about April [    ], 2018 to all shareholders of record at the close of business on March 22, 2018 (the “record date”). On the record date, there were 65,951,081 shares of common stock outstanding and entitled to vote at the special meeting, which were held by approximately 259 holders of record.

Purposes of the Special Meeting

The continuing decline in oil and natural gas prices has adversely affected, and continues to affect, our business, financial position, results of operations and cash flow. During the period of decline, we have taken steps to mitigate the effects of these lower prices, including: implementing cost savings initiatives, adjusting the Company’s capital expenditure budget to reflect the declining commodity prices, reviewing possible divestitures in non-core assets, and, most recently, executing a new credit facility with TPG Sixth Street Partners (the “New Credit Facility”), which addressed the near-term maturity of NOG’s previous reserve-based lending facility and eliminated the potential degradation in liquidity caused by the previous facility’s borrowing base re-determination feature. Additionally, the New Credit Facility has provided NOG with additional liquidity and financial flexibility to explore investment in asset development, M&A opportunities, and meet its near- and medium-term financial obligations. We continue to focus on reducing our outstanding debt while maintaining liquidity, as well as to analyze transactions in an effort to further mitigate the effects of depressed commodity prices.

After consultation with our financial and legal advisors to evaluate various alternatives available to us to reduce our outstanding debt while maintaining liquidity and after discussions and negotiations with the Supporting Noteholders (as defined below), on January 31, 2018, we entered into an agreement that was subsequently amended on each of March 20, 2018 and April 2, 2018 (as amended, the “Exchange Agreement”) with the Supporting Noteholders, pursuant to which the Supporting Noteholders have agreed to exchange all of the Outstanding Notes (as defined below) held by each such Supporting Noteholder for approximately $155 million of our common stock and approximately $344 million in aggregate principal amount of new senior secured second lien notes due 2023 (the “Second Lien Notes”) (such proposed exchange, including the conditions thereto (including the Equity Raise (as defined below)), the “Exchange Transaction”).

In this light, we are calling a special meeting of our shareholders to approve the following proposals which will allow us to, subject to the satisfaction of other conditions, undertake the Exchange Transaction:

1.	to approve, for purposes of the rules of NYSE American, the issuance of up to 137,916,584 shares of our common stock, par value $0.001 (the “Common Stock Proposal”);

2.	to approve a proposal to reincorporate the Company from Minnesota to Delaware (the “Reincorporation Proposal”); and

3.

to approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Common Stock Proposal or the Reincorporation Proposal or to ensure that any supplement or amendment to the proxy statement is timely provided to the NOG shareholders (the “Adjournment Proposal”).

The consummation of the Exchange Transaction is subject to the conditions set forth in the Exchange Agreement with holders (the “Supporting Noteholders”) of approximately $497 million, or 71%, of the aggregate principal amount of our outstanding 8.000% Senior Notes due 2020 (the “Outstanding Notes”), including: (a) consummation of the Equity Raise; (b) reincorporation of the Company in the State of Delaware, as described in Proposal 2; (c) shareholder approvals for the Common Stock Proposal and the Reincorporation Proposal submitted to the vote of the shareholders at the special meeting; (d) the requisite consent of the lenders (the “Term Loan Lenders”) under our first lien term loan credit agreement (the “Term Loan Credit Agreement”) (including pursuant to an amendment to the terms thereof) with TPG Specialty Lending, Inc., as administrative agent and collateral agent (in such capacities, the “Agent”), and the Term Loan Lenders to permit the Exchange Transaction; and (e) the execution and delivery of a customary intercreditor agreement by the Agent for the Term Loan Credit Agreement and the trustee for the Second Lien Notes reasonably acceptable to the Supporting Noteholders and negotiated by the Supporting Noteholders in good faith.

Three of our significant shareholders, TRT Holdings, Inc., Bahram Akradi and Michael Reger, who are also parties to Subscription Agreements (as defined below) with us, have each separately indicated to us that such shareholder will support both the Common Stock Proposal and the Reincorporation Proposal (although none of these shareholders is obligated to vote in any manner). As of March 22, 2018, TRT Holdings, Inc. and its affiliates, Bahram Akradi and Michael Reger beneficially owned approximately 18.9%, 9.4% and 1.5% of our common stock, respectively.

The Exchange Transaction is intended to reduce our outstanding indebtedness, extend our maturities and strengthen our liquidity position during the current decline in the oil and gas industry. If we are unable to successfully consummate the Exchange Transaction, we may lack sufficient liquidity to meet our operational goals and financial obligations, and we may consider strategic alternatives to reduce our outstanding indebtedness and strengthen our liquidity position. The Exchange Transaction is conditioned upon, among other things, the approval of both of the Common Stock Proposal and Reincorporation Proposal. The Exchange Transaction is not conditioned upon approval of the Adjournment Proposal.

Frequently Asked Questions

1.	Why am I receiving these proxy materials?

You are receiving this proxy statement and proxy card from the Company because, at the close of business on March 22, 2018, the record date for the special meeting, you were a shareholder of record of the Company. This proxy statement describes the matters that will be presented for your consideration at the special meeting. It also gives you information concerning the matters to assist you in making an informed decision. As discussed in greater detail above, we are calling a special meeting of our shareholders to approve the Common Stock Proposal and the Reincorporation Proposal, which are conditions to the closing of the Exchange Transaction, and the Adjournment Proposal.

2.	What am I voting on?

Our shareholders are being asked to approve:

•	a proposal to approve, for purposes of the rules of the NYSE American, the issuance of up to 137,916,584 shares of our common stock;

•	a proposal to reincorporate the Company from Minnesota to Delaware; and

•

a proposal to give the board of directors authority to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Common Stock Proposal or the Reincorporation Proposal or to ensure that any supplement or amendment to the proxy statement is timely provided to the NOG shareholders.

3.	When and where is the special meeting?

The special meeting will be held at [            ], at [            ] local time, on May [    ], 2018.

4.	Who is entitled to Vote?

Only holders of record at the close of business on March 22, 2018 will be entitled to notice of and vote at the special meeting.

5.	Who is soliciting my vote pursuant to this proxy statement?

Our board of directors is soliciting your vote at the special meeting. We will bear the cost of soliciting proxies. In addition to this notice by mail, we request and encourage brokers, custodians, nominees and others to supply proxy materials to shareholders and we will reimburse them for their expenses. Our officers and employees may, by letter, telephone, facsimile, electronic mail, or in person, make additional requests for the return of proxies, although we do not reimburse our own employees for soliciting proxies. We have engaged Morrow Sodali LLC, 470 West Ave., Stamford, Connecticut 06902, to assist us in the solicitation of proxies and provide related advice and informational support for a services fee and the reimbursement of customary disbursements that are not expected to exceed $20,000 in the aggregate.

6.	How many shares are eligible to be voted?

As of the record date of March 22, 2018, we had 65,951,081 shares of common stock outstanding. Each outstanding share of our common stock as of the closing on the record date will entitle its holder to one vote on each matter to be voted on at the special meeting. For more information regarding security ownership by the beneficial owners of more than 5% of our common stock and by our directors and management, see “Security Ownership of Certain Beneficial Owners and Management.”

7.	How do I vote my shares?

How you vote your shares will depend on how your shares are held. For detailed instructions on how to vote your shares, see “Voting Instructions.”

8.	What are my voting choices?

You may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting on any proposal to be voted on at the special meeting. Your shares will be voted as you specifically instruct. If you sign your proxy card without giving specific instructions on how your shares are to be voted at the special meeting, your shares will be voted in accordance with the recommendations of our board of directors on each proposal presented at the special meeting.

9.	What vote is required to hold the special meeting?

A quorum is necessary to hold a valid meeting. The attendance by proxy or in person of holders of one-half of the total voting power of the outstanding shares of common stock entitled to vote at the special meeting, represented in person or by proxy, is required to constitute a quorum to hold the special meeting. Abstentions and broker non-votes are counted as present for establishing a quorum, but are not counted towards approval of the proposal to which such abstention or non-vote relates.

If you fail to sign, date and return your proxy card or fail to vote by telephone or via the Internet as provided on your proxy card, your shares will not be counted towards establishing a quorum at the special meeting.

10.	What is a broker non vote?

A broker “non-vote” occurs when shares are held by a broker and (i) the broker does not have discretionary authority to vote on a particular matter and (ii) the broker has not received voting instructions from its customer. Brokers will not have discretionary authority on any of the Proposals.

11.	How many votes are needed to approve each of the Proposals?

The approval of each of the Common Stock Proposal and the Adjournment Proposal requires the affirmative vote of the greater of (a) a majority of shares present in person or by proxy at the special meeting and entitled to vote or (b) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the special meeting.

The approval of the Reincorporation Proposal requires an affirmative vote of the holders of a majority of our outstanding common stock.

Three of our significant shareholders, TRT Holdings, Inc., Bahram Akradi and Michael Reger, who are also parties to Subscription Agreements with us, have each separately indicated to us that such shareholder will support both the Common Stock Proposal and the Reincorporation Proposal (although none of these shareholders is obligated to vote in any manner). As of March 22, 2018, TRT Holdings, Inc. and its affiliates, Bahram Akradi and Michael Reger beneficially owned approximately 18.9%, 9.4% and 1.5% of our common stock, respectively.

12.	What will happen if the Proposals are not approved?

If the Common Stock Proposal is not approved, we will be unable to consummate the proposed Exchange Transaction on the terms currently contemplated, and we may consider strategic alternatives to reduce our outstanding indebtedness and strengthen our liquidity position.

If the Reincorporation Proposal is not approved, the Reincorporation (as defined below) will not occur and the Company will continue to be incorporated in Minnesota and governed by Minnesota law. Additionally, the obligations of the Supporting Noteholders under the Exchange Agreement, including their obligation to exchange their Outstanding Notes, are subject to, among other things, the Reincorporation, and if we fail to obtain the requisite vote of shareholders for approval of the Reincorporation, we will be unable to complete the Exchange Transaction.

If the Adjournment Proposal is not approved, our board of directors will not have the authority to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Common Stock Proposal or the Reincorporation Proposal or to ensure that any supplement or amendment to the proxy statement is timely provided to the NOG shareholders. The Exchange Transaction is not conditioned upon approval of the Adjournment Proposal.

13.	Can I vote on other matters?

We do not expect any other matter to come before the special meeting. If any other matter is presented at the special meeting, the signed proxy gives the individuals named as proxies authority to vote the shares on such matters at their discretion.

14.	Can I obtain an electronic copy of the proxy materials?

Yes, this proxy statement, the accompanying notice of special meeting of shareholders and the proxy card are available on the Internet at www.northernoil.com/special-meeting.

15.	Who can help answer my other questions?

If you have more questions on the proposals or voting, you should contact Morrow Sodali LLC, 470 West Ave., Stamford, Connecticut 06902, who is assisting us with the proxy solicitation by calling toll-free at 1-800-662-5200. If your shares are held in an account at a broker or by a bank or other nominee, you should also call such broker or other nominee for additional information.

16.	What do I need to do now?

We urge you to read this proxy statement carefully and consider how approving each proposal affects you. Then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the special meeting. Holders of record may also vote by telephone or via the Internet by following the instructions on the proxy card, or they may vote in person at the special meeting.

Copies of SEC Filings

Upon written request, we will provide any shareholder, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “Form 10-K”), but without exhibits. Shareholders should direct requests to Northern Oil and Gas, Inc., 601 Carlson Pkwy, Suite 990, Minnetonka, Minnesota 55305, Attention: Investor Relations. The Form 10-K and the exhibits filed therewith are available on our website at www.northernoil.com in the “SEC Filings” subsection of the “Investor Relations” section. These materials do not constitute part of the proxy solicitation materials.

VOTING INSTRUCTIONS

You are entitled to one vote for each share of common stock that you own as of the close of business on the record date. Please carefully read the instructions below on how to vote your shares. Because the instructions vary depending on how you hold your shares, it is important that you follow the instructions that apply to your particular situation.

If Your Shares are Held in Your Name

Shareholders of Record.  If your shares are registered directly in your name with the Company’s transfer agent, you are considered the shareholder of record with respect to those shares, and your notice of Internet availability, proxy materials, proxy card or other voting instructions is being sent directly to you by our agent. As a shareholder of record, you have the right to vote by proxy or to vote in person at the special meeting.

Voting by Proxy.  Even if you plan to attend the special meeting, please vote as soon as possible by Internet, phone or mail in accordance with the instructions provided to you on your notice of Internet availability, proxy materials or proxy card from our agent.

Voting in Person at the Special Meeting.  If you plan to attend the special meeting, you can vote in person. In order to vote at the special meeting, you will need to bring your share certificates or other evidence of your share ownership with you to the special meeting.

Multiple Proxy Cards.  If you receive more than one notice of Internet availability or proxy card, it likely means that you have multiple accounts with the transfer agent. Please vote all of the shares.

Revoking your Proxy.  As long as your shares are registered in your name, you may revoke your proxy at any time before it is exercised at the special meeting. There are several ways you can do this:

•	by filing a written notice of revocation with our corporate secretary prior to commencement of the special meeting;

•	by submitting another proper proxy with a more recent date than that of the proxy first given by signing, dating and returning the proxy card to our Company by mail; or

•	by attending the special meeting and voting in person.

If Your Shares are Held in “Street Name”

Beneficial Owners.  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” The broker or nominee is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote.

Voting by Proxy.  If your shares are registered in the name of your broker or nominee, you will receive instructions from such broker or nominee that you must follow in order for your shares to be voted. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker or nominee does not have discretionary authority to vote.

Voting in Person at the Special Meeting.  If you plan to attend the special meeting and vote in person, you should contact your broker or nominee to obtain a broker’s proxy card and bring it and your account statement or other evidence of your share ownership with you to the special meeting.

Multiple Proxy Cards.  If you receive more than one notice of Internet availability, broker proxy card or voting instruction card, it likely means that you have multiple accounts with one or more holders of record. Please vote all of the shares.

Revoking your Proxy.  If your shares are held in street name, you must contact your holder of record to revoke your proxy.

Voting Rules

By granting us your proxy, you authorize the individuals named on the proxy card or other instructions to represent you and vote your shares in the manner you indicate at the special meeting or at any adjournment or postponement thereof. Shares represented by a proxy properly submitted prior to the special meeting will be voted at the special meeting in the manner specified on such proxy. If you return a proxy card but do not specify how you want to vote your shares at the special meeting, your shares will be voted in accordance with the recommendation of our board of directors on each proposal.

Voting List

Our bylaws require that we make available for inspection by any shareholder, at least ten days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, for a period of ten days prior to such meeting and during the whole time of the meeting. Such list will be available for inspection during normal business hours by appropriate parties at our principal executive offices located at 601 Carlson Pkwy, Suite 990, Minnetonka, Minnesota 55305. If you would like to review such list, please contact Investor Relations in advance via telephone at (952) 476-9800 or by mail to Northern Oil and Gas, Inc., 601 Carlson Pkwy, Suite 990, Minnetonka, Minnesota 55305, Attention: Investor Relations.

Tabulating the Vote

Broadridge Financial Solutions will tabulate votes in preparation for the special meeting and will provide a third-party representative to act as inspector of election at the special meeting. All votes received prior to the meeting date, and all votes cast at the special meeting, will be tabulated by Broadridge Financial Solutions, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Shareholders are not entitled to any dissenter’s or appraisal rights for any of the Proposals set forth in this Proxy Statement.

BACKGROUND FOR OUR PROPOSALS

NOG is an independent energy company engaged in the acquisition, exploration, development and production of oil and natural gas properties, primarily in the Bakken and Three Forks formations within the Williston Basin in North Dakota and Montana. Our primary focus is oil exploration and production through non-operated working interests in wells drilled and completed in spacing units that include our acreage. As of December 31, 2017, we owned working interests in 3,262 gross (229.0 net) producing wells, with substantially all the wells targeting the Bakken and Three Forks formations. The prices we receive for our oil and natural gas production heavily influences our revenue, profitability, access to capital and future rate of growth. Oil and natural gas prices declined significantly and, despite the recent partial recovery, have remained generally depressed since late 2014.

Lower oil and natural gas prices have and, if they continue, will continue to decrease our revenues, the amount of oil and natural gas that our operators can produce economically and our reserve bookings. A substantial or extended decline in oil or natural gas prices, such as the depressed commodity price environment that we have experienced since late 2014, has resulted in and could result in further future, impairments of our proved oil and natural gas properties and may materially and adversely affect our future business, financial condition, results of operations, liquidity or ability to finance planned capital expenditures.

As the result of the potential for the events described above, we engaged legal and financial advisors from 2016 to present to assist our board of directors and our management team in the evaluation of the various alternatives available to us. These discussions resulted in the Company entering into the New Credit Facility. These discussions also led to the proposed Exchange Transaction, pursuant to which we intend to issue new Second Lien Notes.

On January 31, 2018, we entered into the Exchange Agreement, which was subsequently amended on each of March 20, 2018 and April 2, 2018, with the Supporting Noteholders, pursuant to which they have agreed to participate in the Exchange Transaction subject to the terms and conditions of such agreement. Please see “Proposal 1 – Approval, for Purposes of the Rules of the NYSE American, of the Issuance of up to 137,916,584 Shares of the Company’s Common Stock.”

On April 10, 2018, to satisfy, in part, our obligation to complete the Equity Raise, we completed an underwritten public offering (the “Offering”), whereby we sold 58,666,667 shares of the Company’s common stock at a public offering price of $1.50 per share. The Company received gross proceeds of $88.0 million and net proceeds of approximately $84.3 million, net of underwriting discounts and estimated offering expenses. As a result of the Offering and the amounts subscribed under the Subscription Agreements, the Equity Raise will be completed subject to approval of the Proposals, as outlined herein. Please see “Proposal 1 – Approval, for Purposes of the Rules of the NYSE American, of the Issuance of up to 137,916,584 Shares of the Company’s Common Stock – The Exchange Transaction – The Equity Raise.”

Our board of directors has considered the Exchange Transaction as well as various alternatives, including not engaging in any transaction.

Effects of the Exchange Transaction on Our Capital Structure and Capital Stock

The following table sets forth our capitalization as of December 31, 2017:

•	on an actual basis;

•

on an as adjusted basis to give effect to our sale of 58,666,667 shares of common stock in the Offering, which excludes the 8.8 million shares of common stock subject to the underwriters’ option to buy additional shares, after deducting underwriting discounts and commissions and estimated Offering expenses payable by us; and

•

on an as further adjusted basis to give effect to all transactions contemplated by the Exchange Transaction, including the issuance of shares of common stock pursuant to the Subscription Agreements, and the draw of an additional borrowing of $60.0 million under the Term Loan Credit Agreement (which must be drawn upon not later than June 8, 2018, whether the Exchange Transaction is completed or not).

The information set forth in the following table should be read in conjunction with and is qualified in its entirety by reference to the audited financial statements and notes thereto incorporated by reference in this proxy statement.

	As of December 31, 2017
	Actual	As Adjusted for the Offering	As Further Adjusted for the Offering and the Exchange Transaction
	(In thousands, except share and per share data)

Cash and Cash Equivalents(1)	$102,183	$186,438	$290,273

Long-Term Debt:

Term Loan	$300,000	$300,000	$300,000

Additional Term Loan	—	—	60,000

Second Lien Notes	—	—	344,279

Senior Notes due 2020	700,000	700,000	203,317

Total Long-Term Debt	$1,000,000	$1,000,000	$907,596

Common Stock, Par Value $0.001	$67	$125	$263

Actual — 142,500,000 shares authorized; 66,791,633 shares outstanding

As adjusted — 142,500,000 shares authorized; 125,458,300 shares outstanding

As further adjusted — 450,000,000 shares authorized; 263,374,884 shares outstanding(2)

Additional Paid In Capital	449,666	533,862	740,599

Retained Deficit	(940,574)	(940,574)	(940,574)

Total Shareholders’ Deficit	$(490,841)	$(406,586)	$(199,711)

(1)	The As Further Adjusted amount gives effect to the payment of legal, financial advisor and other fees and expenses in connection with the Exchange Transaction.
(2)

The conditions to the consummation of the Exchange Transaction include our reincorporation in the State of Delaware under a certificate of incorporation that is expected to provide for the authorization of 450,000,000 shares of common stock. See “The Exchange Transaction” and “Description of Capital Stock.”

Upon the completion of the Exchange Transaction, we expect TRT Holdings, Inc. and its affiliates will beneficially own approximately 28.1% of the capital stock of the Company after giving effect to the exchange of the Outstanding Notes held by TRT Holdings, Inc. pursuant to the Exchange Agreement and the issuance of shares under the Subscription Agreement with TRT Holdings, Inc. Additional individuals expected to beneficially own more than 5% of the common stock of NOG include Bahram Akradi. At the price of $1.50 a share, no other Noteholders are expected to own more than 5% of our common stock as a result of the consummation of the Exchange Transaction.

Considerations of the Board of Directors

Effect of the Exchange Transaction on Our Capital Structure and Capital Stock

The board of directors has considered the effects the Exchange Transaction would likely have on our capital structure and the current holders of our common stock, including:

•	the significant reduction in debt versus substantial dilution to our outstanding common stock expected to result from the Exchange Transaction;

•	our increased ability to address our liquidity needs; and

•	the significant reduction in the relative percentage interests of our current shareholders in earnings, voting, liquidation value and book and market value.

Alternatives to the Exchange Transaction

Our board of directors considered possible alternatives to the Exchange Transaction and the consequences of such alternatives, including alternative methods to refinance or restructure our debt, selling assets, reducing or delaying capital investments and alternative methods to raise additional capital.

Consequences if We are Unable to Consummate the Exchange Transaction

Our board of directors considered the likely impact on the Company if we are unable to consummate the Exchange Transaction, including that we may lack sufficient liquidity to meet our operational goals and financial obligations, and we may consider strategic alternatives to reduce our outstanding indebtedness and strengthen our liquidity position.

View of Management

Management’s view is that the debt reduction contemplated by the Exchange Transaction is critical to meeting our operational goals and financial obligations.

Consequences if We Complete the Proposed Exchange Transaction

Our board of directors considered management’s view that, under the capital structure resulting from the proposed Exchange Transaction, we will be able to continue engaging in the acquisition, exploration, development and production of oil and natural gas properties and would have greater flexibility to operate in any commodity price environment and to take advantage of any future recovery in oil and natural gas prices.

Having considered all of the above factors, our board of directors has determined that the Exchange Transaction is in the best interests of the holders of our common stock and is critical to meeting our operational goals and financial obligations. The foregoing discussion of the information and factors considered by the board of directors is not intended to be exhaustive and may not include all of the information and factors considered by the board of directors. The board of directors, in making its determination regarding the Exchange Transaction did not find it useful to and did not quantify or assign any relative weights to the various factors that it considered. Rather, the board of directors views its determination and recommendation as being based on an overall analysis and on the totality of the information presented to and factors considered by it. In addition, in considering the factors described above, individual members of the board of directors may have given various weights to different factors, and may have viewed some factors relatively more positively or negatively than others. The board of directors’ determination that the Exchange Transaction is in the best interests of the holders of our common stock was the result of extensive negotiations between the Company and the Supporting Noteholders and their respective legal and financial advisors, the results of which were regularly communicated to the board of directors.

Recommendation of the Board of Directors

Our board of directors determined that the Exchange Transaction is in our and our shareholders’ best interests. Accordingly, the board of directors determined to (a) approve the Exchange Transaction, including the Common Stock Proposal and Reincorporation Proposal, (b) submit the Proposals to our shareholders, and (c) recommend that our shareholders adopt the Proposals.

PROPOSAL 1 –

APPROVAL, FOR PURPOSES OF THE RULES OF THE NYSE AMERICAN, OF THE ISSUANCE OF UP TO 137,916,584 SHARES OF THE COMPANY’S COMMON STOCK

Our board of directors has approved and recommends that our shareholders approve a proposal to issue up to 137,916,584 shares of our common stock in connection with the Exchange Transaction (including the shares of our common stock issuable under the Subscription Agreements), which would be in excess of 20% of our outstanding common stock. No further shareholder authorization for this issuance will be solicited, upon the terms and conditions set forth below.

Our common stock is listed on the NYSE American and, as a result, we are subject to the rules and regulations of the NYSE American. The consummation of the Exchange Transaction (including issuing shares of our common stock under the Subscription Agreements) will result in the issuance of more than 20% of our currently outstanding common stock. As a result, we are seeking shareholder approval of the issuance of the common stock pursuant to the Exchange Transaction and the Subscription Agreements pursuant to Sections 713(a) and (b) of the NYSE American Company Guide. Additionally, the issuance of the common stock in the Exchange Transaction and the Subscription Agreements may be deemed to be a change of control under Section 713(b) of the NYSE American Company Guide.

Our board of directors believes that authorizing the issuance of the shares of common stock in connection with the Exchange Transaction (including the issuance of shares of our common stock under the Subscription Agreements) is in the best interests of our shareholders because consummation of the Exchange Transaction is intended to reduce our outstanding indebtedness, preserve liquidity, reduce interest expense and increase our ability to comply with our debt instruments during the current decline in the oil and gas industry.

Authorizing the issuance of the common stock will not ensure that we will be able to complete the Exchange Transaction. Approval will, however, allow us to, subject to the satisfaction of other conditions, complete the Exchange Transaction (including issuing shares of our common stock under the Subscription Agreements).

Approval of the issuance of the common stock will not affect the rights of the holders of currently outstanding shares of common stock. Approval will, however, allow us to, subject to the satisfaction of other conditions, complete the Exchange Transaction and the Equity Raise (by issuing shares of our common stock under the Subscription Agreements), which will, together, cause a significant reduction in the relative percentage interests of our current shareholders in earnings, voting, liquidation value and book and market value.

If our shareholders vote to approve the issuance of the common stock, we plan to consummate the Exchange Transaction (including issuing shares of our common stock under the Subscription Agreements) on the terms and conditions set forth below. In addition, we intend to file with the NYSE American an application to list the common stock issued in connection with the Exchange Transaction (including the shares of our common stock issued under the Subscription Agreements). The common stock issued would dilute the percentage ownership of the holders of common stock currently outstanding, and their resale could have an adverse effect on the trading price of our common stock. There are no impediments to the immediate resale of some of the newly issued shares of common stock, which may have a further adverse effect on the trading price of our common stock.

Our shareholders are not entitled to dissenters’ or appraisal rights with respect to the proposed issuance of the common stock in connection with the proposed Exchange Transaction.

For your reference, we are including in this section the description and effects of the Exchange Transaction.

The Exchange Transaction

Exchange Agreement

On January 31, 2018, we entered into the Exchange Agreement with the Supporting Noteholders, pursuant to which the Supporting Noteholders have agreed to the proposed Exchange Transaction.

The Second Lien Notes will be our senior secured obligations and will rank equal in right of payment to all of our and our subsidiaries’ existing and future senior indebtedness, as described in additional detail below.

Total Exchange Consideration

For each $1,000 principal amount of Outstanding Notes exchanged pursuant to the Exchange Agreement, (a) TRT Holdings, Inc. and its affiliates will receive $612 in principal amount of Second Lien Notes and $400 of common stock and

(b) all other Supporting Noteholders will receive $750 in principal amount of Second Lien Notes and $250 of common stock. The shares of common stock issued to all the Supporting Noteholders will be valued at $1.50 per share, which was the price of the shares issued in the Offering.

Conditions to the Exchange Transaction

The obligations of the Supporting Noteholders under the Exchange Agreement, including their obligation to exchange their Outstanding Notes, are subject to the conditions set forth in the Exchange Agreement, including: (a) we raise at least $140 million in gross cash proceeds from the sale of our common stock (the “Equity Raise”), including the funding of up to $52.0 million of commitments received under the Subscription Agreements (as defined below); (b) we reincorporate in the State of Delaware, as described in Proposal 2; (c) we receive shareholder approvals for the Common Stock Proposal and the Reincorporation Proposal submitted to the vote of the shareholders at the special meeting; (d) we obtain the requisite consent of the lenders under our first lien term loan (including pursuant to an amendment to the terms thereof) to permit the Exchange Transaction and to waive the mandatory prepayment that would be triggered by the Equity Raise to the extent the net proceeds are not reinvested in the acquisition or development of oil and gas properties constituting proved reserves within 90 days; and (e) the agent for the first lien term loan and the trustee for the Second Lien Notes enter into a customary intercreditor agreement.

On March 18, 2018, the Agent and the Term Loan Lenders agreed to waive the mandatory prepayment that would be triggered by the Equity Raise to the extent the net proceeds were not reinvested in the acquisition or development of oil and gas properties constituting proved reserves within 90 days. In connection with this waiver (the “First Lien Prepayment Consent”), we agreed to draw $60 million in delayed draw term loans not later than June 8, 2018. The First Lien Prepayment Consent does not, however, represent a consent by the Term Loan Lenders to the Exchange Transaction.

Registration Rights Agreement

In accordance with the terms of the Exchange Agreement, at the closing of the Exchange Transaction (the “Exchange Closing”), we will enter into a registration rights agreement (the “Registration Rights Agreement”) with the Supporting Noteholders pursuant to which we will agree to file and maintain effectiveness of a registration statement with the Securities and Exchange Commission (the “SEC”) to register for resale the shares of common stock and the Second Lien Notes issued in the Exchange Transaction. Under the terms of the Registration Rights Agreement, the Supporting Noteholders will have the right to demand that we effectuate distribution through an underwritten shelf takedown offering of any or all of the common stock issued pursuant to the Exchange Agreement. Additionally, the Supporting Noteholders will have customary piggyback registration rights and we will pay any registration expenses.

Lock-up

The Supporting Noteholders have agreed that until the earlier of (a) the termination of the Exchange Agreement and (b) 90 calendar days after the Exchange Closing, each Supporting Noteholder shall not, and shall cause each of its affiliates not to, directly or indirectly, (i) offer for sale, pledge or otherwise dispose of any shares of common stock received in exchange for the Outstanding Notes or (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the common stock received in exchange for the Outstanding Notes, except for certain transfers permitted pursuant to the Exchange Agreement.

Representations and Warranties

The Exchange Agreement contains certain representations, warranties and other agreements by the Company and the Supporting Noteholders. Our and the Supporting Noteholders’ obligations under the Exchange Agreement are subject to various customary conditions set forth in the Exchange Agreement, including the negotiation, execution and delivery of an indenture for the Second Lien Notes and other definitive documentation for the Exchange Transaction. Accordingly, there can be no assurance if or when we will consummate the Exchange Transaction and the other transactions contemplated by the Exchange Agreement.

Termination

The Exchange Agreement will terminate upon written notice of termination by us or the Supporting Noteholders if the Exchange Transaction has not closed on or before May 15, 2018.

Amendment

On March 20, 2018, the Company and the Supporting Noteholders entered into an amendment to the Exchange Agreement (the “First Amendment”). Among other things, the First Amendment provided an updated Second Lien Notes term sheet, which term sheet was also included in the First Lien Prepayment Consent. The First Amendment also provides that if the Company releases any purchaser of equity in the Equity Raise from any lock-up, then the Company will be required to release the Supporting Noteholders from the lock-up that they agreed to pursuant to the Exchange Agreement to the same extent as such purchaser (based on the relative percentage of shares released from such lock-up).

On April 2, 2018, the Company and the Supporting Noteholders entered into a second amendment to the Exchange Agreement (the “Second Amendment”). Among other things, the Second Amendment reduced the minimum amount of the Equity Raise from $156 million to $140 million in gross proceeds while providing the common stock in the Equity Raise be issued solely for cash. The Second Amendment also changed the expiration date of the Exchange Agreement from May 31, 2018 to May 15, 2018.

Subscription Agreements

Generally

On January 31, 2018, and in connection with the Exchange Transaction, we and certain investors, including Bahram Akradi, Michael Reger and TRT Holdings, Inc. entered into subscription agreements (the “Subscription Agreements”) whereby such investors agreed to purchase $40.0 million of common stock, subject to the Exchange Closing, at a price per share equal to the lesser of (i) $3.00 or (ii) the lowest price of any share sold in the Equity Raise (the “Subscription Share Price”). Additionally, on March 18, 2018, additional investors (the “Additional Investors”) entered into a Subscription Agreement to purchase $12.0 million of common stock, subject to the Exchange Agreement, at a price per share equal to Subscription Share Price. We have agreed to register the resale of $12.0 million of common stock to be issued pursuant to the most recent Subscription Agreement.

Lock-up

Bahram Akradi, Michael Reger, TRT Holdings, Inc. and the Additional Investors agreed that for 90 calendar days after the Exchange Closing, they shall not, and shall cause each of its affiliates not to, directly or indirectly (a) offer for sale, pledge or otherwise dispose of any shares of common stock purchased pursuant to the Subscription Agreements or (b) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the common stock purchased pursuant to the Subscription Agreements, except for certain transfers permitted pursuant to the applicable Subscription Agreements. The Subscription Agreement with the Additional Investors also provides that if the Company releases any purchaser of equity in the Equity Raise from any lock-up, then the Company will be required to release the Additional Investors from the lock-up that they agreed to pursuant to their Subscription Agreement to the same extent as such purchaser (based on the relative percentage of shares released from such lock-up).

Senior Secured Second Lien Notes

Generally

In connection with the Exchange Transaction, we intend to issue Senior Secured Second Lien Notes (the “Second Lien Notes”), which will accrue interest at a rate of 8.50% per annum payable in cash quarterly. Beginning on July 1, 2018, the interest rate will be increased by 1.00% per annum, which increase shall be payable in kind (the “PIK Component”). Commencing with the fiscal quarter ending June 30, 2018, if our total debt to EBITDAX ratio is (a) less than 3.00 to 1.00 as of the end of the fiscal quarter, the PIK Component shall cease accruing effective as of the date the financials are delivered for such period, or (b) greater than or equal to 3.00 to 1.00 as of the last day of such fiscal quarter or if we fail to deliver financial statements, the PIK Component shall continue to accrue (or, if then not accruing, automatically commence accruing as of the date such financials are delivered) and be payable quarterly. Additionally, if we incur junior lien or unsecured debt with a cash interest rate in excess of 9.50%, the cash rate on the Second Lien Notes will be increased by such excess. Default interest will be payable in cash on demand at the then applicable interest rate plus 3.00% per annum. The Second Lien Notes will mature on April 30, 2023. The Second Lien Notes will be guaranteed by all of our direct and indirect subsidiaries that guarantee indebtedness under any other indebtedness for borrowed money of us or any of our subsidiary guarantors.

Collateral

The Second Lien Notes will be secured by a second-priority lien on substantially all of our and our subsidiary guarantors’ assets, subject to the exceptions set forth in our first lien credit facility (the “Credit Facility”), and junior to the liens securing the Credit Facility; provided, however, that the required collateral levels on oil and gas properties constituting proved reserves and proved developed producing reserves on the closing date of the Second Lien Notes will be 90%, and no later than 90 days following the closing date, such levels will be increased from 90% to 95%; provided, further, that during such periods in which the total debt to EBITDAX is less than 3.00 to 1.00, such required collateral levels on such oil and gas properties shall be 90%. At the closing of the Second Lien Notes, the trustee and the agent under the Credit Facility will enter into a customary intercreditor agreement in a form reasonably acceptable to the holders of the Second Lien Notes and negotiated in good faith (the “Intercreditor Agreement”).

Optional Redemption

Prior to the two year anniversary of the closing date of the Second Lien Notes, we may redeem all or any portion of the Second Lien Notes at a redemption price equal to 104% of the aggregate principal amount of the Second Lien Notes to be redeemed, plus a make-whole premium and accrued and unpaid interest. For purposes of calculating any such make-whole premium, if the maturity of the Second Lien Notes is accelerated (including as a result of an insolvency proceeding), the principal amount of the Second Lien Notes shall be deemed to have been paid on the date of acceleration.

We will have the right to redeem all or any portion of the Second Lien Notes at the redemption prices during the time periods set forth below:

Year 3	104.00% of the aggregate principal amount of Second Lien Notes to be redeemed

Year 4	102.00% of the aggregate principal amount of Second Lien Notes to be redeemed

Year 5 and thereafter	100.00% of the aggregate principal amount of Second Lien Notes to be redeemed

Mandatory Prepayments

Subject to the terms of the Intercreditor Agreement, we will be required to offer to prepay the Second Lien Notes with 100% of the net cash proceeds of asset sales, casualty events and condemnations not required to be used to pay down the Credit Facility, and subject to customary baskets, exclusions and reinvestment provisions consistent with the Credit Facility. Mandatory prepayment offers will be subject to payment of the make whole premium and redemption price set forth above, as applicable.

Change of Control

If we experience a change of control, we will be required to offer to repurchase the Second Lien Notes at the repurchase price of 101% of the principal amount of repurchased Second Lien Notes (subject to the prepayment provisions of the Credit Facility).

Certain Covenants

The indenture governing the Second Lien Notes will be based upon the documentation for the Credit Facility, taking into account differences to reflect the changed capital structure of the Company, the second lien nature of the Second Lien Notes and the capital markets nature of the financing, and with such changes to affirmative covenants, negative covenants and events of default as set forth in second lien term sheet and subject to the consent of the requisite lenders under the Credit Facility. The Second Lien Notes will not include any financial maintenance covenants. The negative covenants to be included in the Second Lien Notes will include, among other things, covenants that limit our ability and the ability of our subsidiaries to:

•	make loans and investments;

•	incur additional indebtedness;

•	create certain liens;

•	sell assets;

•	enter into agreements that restrict dividends or other payments from our subsidiaries to us;

•	consolidate, merge or transfer all or substantially all of the assets of our company;

•	engage in transactions with our affiliates;

•	pay dividends or make other distributions on capital stock or subordinated indebtedness; and

•	enter into hedging transactions.

These covenants are subject to important exceptions and qualifications that will be generally consistent with the exceptions and qualifications under the Credit Facility, subject to those changes set forth in the second lien notes term sheet.

TRT Governance Agreement

In connection with the Exchange Transaction and at the Exchange Closing, we have agreed to enter into an amended and restated letter agreement (the “TRT Governance Agreement”) with Robert B. Rowling, Cresta Investments, LLC, Cresta Greenwood, LLC and TRT Holdings, Inc. (collectively, “TRT”), three director nominees to be nominated by TRT and Bahram Akradi, pursuant to which we will appoint a director nominee selected by TRT to our board of directors to fill the current vacancy and, subject to the terms and conditions in the TRT Governance Agreement, we will take all actions necessary and appropriate to include in the slate of nominees standing for election at each annual meeting, three independent director nominees designated by TRT (such number subject to decrease as described below). The TRT Governance Agreement will only become effective upon the occurrence of the Exchange Closing and will not become effective if the Exchange Closing does not occur.

Pursuant to the TRT Governance Agreement, TRT will be entitled to nominate: (a) three directors if it owns shares equal to 20.0% or more of the outstanding common stock as of the Exchange Closing, (b) two directors (i) if it owns shares equal to 10.0% or more but less than 20.0% of the outstanding common stock as of the Exchange Closing or (ii) if, on or after the third anniversary of the Exchange Closing, it owns shares equal to 12.5% or more of the then outstanding common stock, or (c) one director if it owns shares equal to 5.0% or more but less than 10.0% of the outstanding common stock as of the Exchange Closing. If TRT owns an amount of shares equal to fewer than 5.0% of the outstanding common stock as of the Exchange Closing, TRT will not be entitled to any representation on the board of directors. Until the first date that (x) TRT owns shares equal to fewer than 20.0% of the outstanding common stock as of the Exchange Closing or (y) on or after the third anniversary of the Exchange Closing, TRT owns shares equal to fewer than 12.5% or more of the then outstanding common stock, not less than one TRT-nominated director must be appointed to each committee of the board of directors (subject to the independence requirements of the NYSE American and the SEC).

In connection with entering into the TRT Governance Agreement, the board of directors has resolved to (a) timely notify TRT in the event that TRT’s percentage of representation becomes impermissible under the listing rules of the NYSE American, (b) request that one or more directors nominated by TRT resign from the board of directors in order to ensure compliance with the listing rules of the NYSE American, and (c) in the event that such director(s) nominated by TRT do not resign from the board of directors, increase the size of the board of directors in order to ensure compliance with the listing rules of the NYSE American.

Pursuant to the TRT Governance Agreement, during the period beginning on the date of the Exchange Closing and continuing until and including the annual meeting to be held in calendar year 2020, TRT and Bahram Akradi are each generally prohibited from engaging in certain proxy solicitations (including regarding representation on the board of directors or any other proposal brought by our shareholders).

The TRT Governance Agreement also provides that if TRT becomes the beneficial owner of forty percent or more of the common stock without approval from a committee of disinterested directors from the board of directors, then TRT may not, for a period of four years, engage in certain extraordinary transactions with the Company, including a merger, tender or exchange offer and certain purchases of securities and assets.

Under the terms of the TRT Governance Agreement, the Company will enter into a registration rights agreement with TRT at the Exchange Closing, pursuant to which we will agree to register all of the common stock held by TRT at the Exchange Closing, excluding shares of common stock that TRT will receive pursuant to the Exchange Transaction.

The Equity Raise

As noted above, one of the conditions precedent to the Exchange Closing is that we complete the Equity Raise comprised of $140 million in gross cash proceeds from the sale of our common stock, which includes the funding of up to $52.0 million of commitments received under the Subscription Agreements.

On January 31, 2018, and in connection with the Exchange Transaction, we entered into the Subscription Agreements with Bahram Akradi, Michael Reger, TRT Holdings, Inc. and certain other investors, whereby such investors agreed to purchase $40.0 million of common stock, subject to the Exchange Closing, at a price per share equal to the Subscription Share Price. Additionally, on March 18, 2018, the Additional Investors entered into a Subscription Agreement to purchase $12.0 million of common stock, subject to the Exchange Agreement, at a price per share equal to the Subscription Share Price.

On April 10, 2018, we completed the Offering, whereby we sold 58,666,667 shares of the Company’s common stock at a public offering price of $1.50 per share. We received gross proceeds of $88.0 million and net proceeds of approximately $84.3 million, net of underwriting discounts and estimated offering expenses. The amount raised through the Offering satisfied a portion of our obligation to complete the Equity Raise.

As a result of the amounts subscribed under the Subscription Agreements and the shares issued in the Offering we will have raised at least $140.0 million in new equity from the sale of common stock and the Equity Raise will be completed, subject to certain conditions precedent to the Exchange Transaction, including the approval of the Proposals.

Effects of the Exchange Transaction on Our Capital Structure and Capital Stock

As of the record date for the special meeting, March 22, 2018, we had 65,951,081 shares of our common stock outstanding. On April 10, 2018, we completed the Offering, whereby we issued an additional 58.7 million shares of our common stock. Upon closing of the Exchange Transaction, we would be required to issue an additional approximately 103.2 million shares of our common stock to the Supporting Noteholders as consideration in the exchange, and an additional approximately 34.7 million shares of our common stock pursuant to the Subscription Agreements. The following table presents certain information, to the best of our knowledge, about our common stock ownership both before giving effect to the foregoing and as adjusted to give effect to the foregoing.

	As of March 22, 2018
	Actual		As adjusted for the Offering and the Exchange Transaction
	Shares (in millions)	Percentage	Shares (in millions)		Percentage

Existing Equity (1)	66.0	100.0%	66.0		25.1%

Public Offering (2)	—	—	58.7		22.3%

Exchange Agreement (3)	—	—	103.2		39.3%

Subscription Agreements (4)	—	—	34.7		13.2%

Total Shares	66.0	100.0%	262.5		100.0%

Certain Beneficial Owners:

TRT Holdings and affiliates	12.5	18.9%	73.7	(5)	28.1%

(1)	Shares outstanding as of the March 22, 2018 record date for the special meeting.
(2)	Shares issued on April 10, 2018 in the Offering (excludes any shares that may be issued pursuant to the underwriters’ option to purchase up to an additional 8.8 million shares within 30 days).
(3)	Shares to be issued as consideration to the Supporting Noteholders pursuant to the Exchange Agreement.
(4)	Shares to be issued pursuant to the Subscription Agreements, upon closing of the Exchange Agreement.
(5)

In addition to shares previously held by TRT, includes the shares to be issued to TRT (i) as consideration to TRT in its capacity as a Supporting Noteholder pursuant to the Exchange Agreement and (ii) pursuant to TRT’s participation in the Equity Raise.

Effect of Vote for the Common Stock Proposal

A vote in favor of this proposal is a vote in favor of approving, for purposes of the rules of NYSE American, the issuance of up to 137,916,584 shares of our common stock. Authorizing the issuance of the common stock will allow us to, subject to the satisfaction of other conditions, undertake the Exchange Transaction (including issuing shares of our common stock pursuant to the Subscription Agreements). Approval will not, however, ensure that we will be able to complete the Exchange Transaction.

Effect of Not Obtaining Required Vote for Approval of the Common Stock Proposal

If the Common Stock Proposal is not approved, we will be unable to consummate the proposed Exchange Transaction on the terms currently contemplated, and we may consider strategic alternatives to reduce our outstanding indebtedness and strengthen our liquidity position.

Required Vote

Under Sections 713(a), 713(b) and 705 of the NYSE American Company Guide, we are required to obtain the affirmative vote of the greater of (a) a majority of shares present in person or by proxy at the special meeting and entitled to vote or (b) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the special meeting.

Recommendation of the Board of Directors

Our board of directors recommends that you vote “FOR” the proposal to approve, for purposes of the rules of the NYSE American, the issuance of up to 137,916,584 shares of the Company’s common stock in connection with the Exchange Transaction.

[4]	NOTE TO DRAFT: Table to be completed based on results of Offering.

PROPOSAL 2 – REINCORPORATION OF THE COMPANY FROM MINNESOTA TO DELAWARE

Our board of directors has approved and recommends that our shareholders approve a proposal to change the Company’s state of incorporation from Minnesota to Delaware (the “Reincorporation”). If our shareholders approve the proposal, we intend to effect the Reincorporation prior to the Exchange Closing by converting to a Delaware corporation as provided by Minnesota law and Delaware law. In this proxy statement, we sometimes refer to the Company as a Minnesota corporation before the Reincorporation as “NOG Minnesota” and the Company as a Delaware corporation after the Reincorporation as “NOG Delaware.” Our board of directors has approved a plan of conversion attached as Appendix A (the “Plan of Conversion”) to effect the Reincorporation.

Assuming the shareholders approve this proposal and the Reincorporation becomes effective, the principal effects will be that:

•

the Company will become subject to Delaware corporation laws, and the Company’s existing Articles of Incorporation (the “Minnesota Articles of Incorporation”) and Bylaws (the “Minnesota Bylaws”) will be replaced by a new certificate of incorporation (the “Delaware Certificate of Incorporation”) and bylaws (the “Delaware Bylaws”), as more fully described below;

•

NOG Delaware will (a) be deemed to be the same entity as NOG Minnesota for all purposes under Minnesota and Delaware law, and (b) continue to have all of the rights, privileges and powers of NOG Minnesota, except for the changes that result from being governed by Delaware law, the Delaware Certificate of Incorporation and Delaware Bylaws;

•

each outstanding share of NOG Minnesota common stock will continue as an outstanding share of NOG Delaware common stock, and each outstanding option, warrant or other right to acquire shares of NOG Minnesota common stock will continue as an outstanding option, warrant or other right to acquire shares of NOG Delaware common stock;

•

other than the change in corporate domicile, the Reincorporation will not result in any change in the business, physical location, management, assets or liabilities of the Company, nor will it result in any change in location of our current employees, including management;

•

the Delaware Certificate of Incorporation will increase the total number of shares of all classes of capital stock that the Company has authority to issue to 455,000,000 consisting of (a) 5,000,000 shares of preferred stock, par value $0.001 per share and (b) 450,000,000 shares of common stock, par value $0.001 per share; and

•	the name of the Company following the Reincorporation will remain Northern Oil and Gas, Inc.

Certain Risks Associated with the Reincorporation

Notwithstanding the belief of our board of directors as to the benefits to our shareholders of the Reincorporation, there can be no assurance that the Reincorporation will result in the benefits discussed in this proxy statement, including the benefits of or resulting from incorporation under Delaware, the ability to attract and retain qualified directors and officers or certain changes in our corporate governance.

Reasons for the Reincorporation

Background

As discussed in more detail above in Proposal 1, the obligations of the Supporting Noteholders under the Exchange Agreement, including their obligation to exchange their Outstanding Notes, is subject to, among other things, the Reincorporation.

Reasons for Reincorporation in Delaware

Our board of directors believes that the Reincorporation is in the best interests of the Company and will help maximize shareholder value by allowing us to be able to draw upon Delaware’s well-established principles of corporate governance in making business and legal decisions. The prominence and predictability of Delaware corporate law provides a reliable foundation on which our governance decisions can be based. We believe that shareholders and the Company will benefit from the responsiveness of Delaware corporate law. Below is a summary of the principal factors the board of directors considered in electing to pursue the Reincorporation.

Highly Developed and Predictable Corporate Law

Delaware has comprehensive and flexible corporate laws that are revised regularly by the Delaware legislature to meet changing business circumstances. The Delaware legislature is sensitive to issues of corporate law and responsive to developments in modern corporate law. Delaware’s specialized Chancery Court deals almost exclusively with corporate law and has streamlined procedures and processes to provide relatively quick decisions. In addition, the Delaware Supreme Court, the only Delaware appeals court, is highly regarded and currently includes former Vice Chancellors and corporate practitioners. These courts have considerable expertise in dealing with corporate issues and have developed a substantial and influential body of corporate case law. In contrast, Minnesota does not have a similarly robust body of corporate case law and lacks a similar specialized court established to hear only corporate law cases.

More than 66% of the Fortune 500 companies are incorporated in Delaware, resulting in Delaware law and administrative practices being well-known and widely understood. Thus, it is anticipated that our legal affairs and corporate governance will be more efficient, predictable and flexible under Delaware law than they currently are under Minnesota law. In addition, Delaware provides a well-developed body of law defining the fiduciary duties and decision-making processes expected of boards of directors in a variety of contexts, including in evaluating potential and proposed corporate takeover offers and business combinations. Our board of directors believes that Delaware law will help it protect our strategic objectives, consider fully any proposed takeover and alternatives, and, if appropriate, negotiate terms that maximize the benefits to all of our shareholders.

Enhanced Ability to Attract and Retain Directors and Officers

Our board of directors believes that the Reincorporation will enhance our ability to attract and retain qualified directors and officers, and encourage directors and officers to continue to make independent decisions in good faith on behalf of the Company. We are in a competitive industry and compete for talented individuals to serve on our management team and on our board of directors. Delaware law is more familiar than Minnesota law to potential director candidates, and offers directors and officers greater certainty and stability. Director and officer liability is more extensively addressed in Delaware court decisions and is therefore better defined and better understood than under Minnesota law. We believe that the better understood and comparatively stable corporate environment afforded by Delaware law will enable us to compete more effectively in the recruitment and retention of talented and experienced directors and officers.

Effect of Reincorporation

If this proposal is approved, the Reincorporation will effect a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described below in the section entitled “Comparison of Shareholder Rights Before and After the Reincorporation.”

The Reincorporation will not result in any change in the business, physical location, management, assets, liabilities or net worth of the Company, nor will it result in any change in location of our headquarters or current employees, including management. The Reincorporation will not affect our daily business operations, our organizational structure or our consolidated financial condition and results of operations. In addition, the Reincorporation will not alter the composition of management or our board of directors. After the Reincorporation, the Company’s principal executive offices will remain located at 601 Carlson Pkwy, Suite 990, Minnetonka, Minnesota 55305.

Plan of Conversion

The Reincorporation will be effected pursuant to the Plan of Conversion to be adopted by NOG Minnesota. The Plan of Conversion provides that the Company will convert into a Delaware corporation and become subject to Delaware law. By virtue of the conversion, all of the rights, privileges and powers of NOG Minnesota, all property owned by NOG Minnesota, all debts due to NOG Minnesota and all causes of action belonging to NOG Minnesota immediately prior to the conversion will remain vested in NOG Delaware following the conversion. In addition, by virtue of the conversion, all debts, liabilities and duties of NOG Minnesota immediately prior to the conversion will remain attached to NOG Delaware following the conversion. Each director and officer of NOG Minnesota will continue to hold his or her respective office with NOG Delaware.

If this proposal is approved by our shareholders, the Reincorporation would become effective upon the filing and effectiveness of the Minnesota Articles of Conversion, the Delaware Certificate of Conversion and the Delaware Certificate of Incorporation. If this proposal is approved, it is anticipated that the board of directors will cause the Reincorporation to be effected prior to the Exchange Closing (the “Effective Time”). However, the Reincorporation may be delayed by our board of directors or the Plan of Conversion may be terminated and abandoned by our board of directors at any time prior to the Effective Time, including after approval of this proposal, if our board of directors determines for any reason that doing so would be in the best interests of the Company and its shareholders.

At the Effective Time, each outstanding share of common stock of NOG Minnesota will automatically convert into one share of common stock of NOG Delaware and each outstanding option or other right to purchase shares of NOG Minnesota common stock will constitute an option or other right to purchase an equal number of shares of NOG Delaware common stock. Company shareholders and holders of Company stock options will not be required to exchange their NOG Minnesota stock certificates or stock options, respectively, and should not destroy any stock certificate or stock option or submit any stock certificate or stock option to the Company unless they are requested to do so by the Company. Any NOG Minnesota stock certificates submitted to the Company for transfer after the Effective Time, whether pursuant to a sale or otherwise, will be exchanged automatically for NOG Delaware stock certificates.

Dissenters’ or Appraisal Rights

Our shareholders will not be entitled to dissenters’ rights or appraisal rights as a result of the Reincorporation.

Description of the Company’s Capital Stock at the Effective Time

If this proposal is approved by our shareholders and the Reincorporation becomes effective, at the Effective Time NOG Minnesota will convert into NOG Delaware, and the rights of shareholders of NOG Delaware will generally be governed by Delaware law, the Delaware Certificate of Incorporation and the Delaware Bylaws. The following is a description of the capital stock of NOG Delaware at the Effective Time. This description is not intended to be complete and is qualified in its entirety by reference to the full texts of the Delaware Certificate of Incorporation and Delaware Bylaws, copies of which are attached as Exhibits A and B, respectively, to the Plan of Conversion, which is attached to this proxy statement as Appendix A, and relevant provisions of Delaware law.

Generally

At the Effective Time, the total number of shares of all classes of capital stock that the Company has authority to issue will increase to 455,000,000 consisting of (a) 5,000,000 shares of preferred stock and (b) 450,000,000 shares of common stock.

Description of Common Stock

At the Effective Time, the Company total number of shares of common stock that the Company has the authority to issue will be increased to 450,000,000. The proposed increase in the number of authorized shares of common stock is necessary to complete the Exchange Transaction and a portion of the Equity Raise. Additionally, our board of directors believes that the proposed increase in the number of authorized shares of common stock is desirable to enhance our flexibility in taking possible future actions, such as raising additional equity capital, exchanging equity for debt or other transactions that have similar effect, stock-based acquisitions, entering into strategic relationships, stock splits and dividends, equity compensation awards or other corporate purposes. The proposed amendment will allow us to accomplish these objectives.

All issued and outstanding shares of common stock at the Effective Time will remain outstanding.

At the Effective Time, the holders of shares of NOG Delaware common stock will continue to be entitled to one vote per share on all matters to be voted on by shareholders. Except with respect to the election of directors or as otherwise required by law, all questions submitted to a vote of NOG Delaware shareholders will be decided by the affirmative vote of the holders of the greater of (a) a majority of the voting power of the shares present and entitled to vote on that item of business or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at a duly held meeting of shareholders. Directors will be elected by a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting at which a quorum is present, and NOG Delaware shareholders will not be entitled to cumulate their votes for the election of directors.

NOG Delaware common stock will not be redeemable, will not have subscription or conversion rights and will not entitle common stock holders to any preemptive rights to subscribe for any shares of any class or series of NOG Delaware capital stock, or for any obligations convertible into shares of any class or series of NOG Delaware capital stock, whether now or hereafter authorized.

At the Effective Time, the holders of NOG Delaware common stock will be entitled to receive equally, on a per share basis, such dividends and other distributions in cash, securities or other property of the Company as may be declared thereon by the Company’s board of directors from time to time out of assets or funds of the Company legally available therefor. In the event of any liquidation, dissolution or winding up of the affairs of the Company, after payment or provision for payment of the Company’s debts and subject to the rights of the holders of shares of any series of preferred stock upon such dissolution, liquidation or winding up, the holders of the shares of the Company’s common stock will be entitled to the remaining net assets of the Company to be distributed equally on a per share basis.

The Minnesota Articles of Incorporation and Minnesota Bylaws have, and the Delaware Certificate of Incorporation and Delaware Bylaws will, contain provisions that could have the effect of delaying or deferring a change in control of the Company, including provisions that:

•	grant our board of directors discretion to create and issue preferred stock from time to time without shareholder approval;

•	provide that any vacancy on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors then in office, and not by the shareholders; and

•

establish advance notice requirements for shareholders to nominate candidates for election as directors at any meeting of shareholders or to present any other business for consideration at any meeting of shareholders.

After the Effective Time, the Company’s common stock will continue to be listed on the NYSE American and trade under the symbol “NOG.”

At the Effective Time, Section 203 of the Delaware General Corporation Law will apply to NOG Delaware and its shareholders. This provision provides that a corporation that is listed on a national securities exchange or that has more than 2,000 shareholders is not permitted to engage in a business combination with any interested shareholder, generally a person who owns 15% or more of the outstanding shares of a corporation’s voting stock, for three years after the person became an interested shareholder, unless (a) before the person became an interested shareholder, the board of directors approved either the transaction resulting in a person becoming an interested shareholder or the business combination, (b) upon consummating the transaction which resulted in the person becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans), or (c) on or after the date the person becomes an interested shareholder, the business combination is approved by the board of directors and at an annual or special meeting of shareholders by the affirmative vote of at least 66-2/3% of the corporation’s outstanding voting stock which is not owned by the interested shareholder. The prohibitions on transactions with interested shareholders do not apply to, among other things, interested shareholders who became such before the date and time at which the certificate of incorporation became effective.

Equiniti Trust Company, as successor to Wells Fargo Shareowner Services, will continue to be the transfer agent and registrar for NOG Delaware common stock.

Description of Preferred Stock

At the Effective Time, the Delaware Certificate of Incorporation will continue to authorize the NOG Delaware board of directors to create and provide for the issuance of preferred stock without the approval of our shareholders. The NOG Delaware board of directors will be authorized from time to time to provide for the issuance of shares of preferred stock in one or more series, setting forth the designation of each such series, and fixing the relative rights and preferences of each such series.

NOG Minnesota is currently authorized to issue up 5,000,000 shares of preferred stock under the Minnesota Articles of Incorporation. As of the date hereof, the Company has neither designated nor issued any shares of preferred stock.

The transfer agent and registrar for a particular series of preferred stock will be set forth in an applicable prospectus supplement.

The Charters and Bylaws of NOG Delaware and NOG Minnesota

The provisions of the Delaware Certificate of Incorporation and the Delaware Bylaws will be similar in substance to those of the Company’s existing Minnesota Articles of Incorporation and Minnesota Bylaws in most respects. The differences include but are not limited to:

•	the board of directors will no longer be able to take action by written consent without obtaining unanimous written consent;

•

directors may be removed by the affirmative vote of at least 75% of the voting power of all outstanding shares of capital stock entitled to vote at an election of that director rather than a simple majority;

•	a special meeting of the shareholders may only be called by the board of directors; and

•

the Delaware Certificate of Incorporation will contain an exclusive jurisdiction provision, which provides that any shareholder derivative suits, fiduciary duty claims and other intra-corporate actions must be brought in Delaware courts.

For a discussion of all the legal changes that will result from the Reincorporation, see “Comparison of Shareholder Rights Before and After the Reincorporation,” as well as Exhibits A and B, respectively, to the Plan of Conversion, which is attached as Appendix A to this proxy statement.

No Changes to Employee Benefit Plans

Upon effectiveness of the Reincorporation, all of NOG Minnesota’s employee benefit plans will be continued by NOG Delaware, and each stock option and other equity-based award issued and outstanding pursuant to such plans will automatically convert into a stock option or other equity-based award with respect to the same number of shares of NOG Delaware, upon the same terms and subject to the same conditions as set forth in the applicable plan under which the award was granted and in the agreement reflecting the award. Approval of the Reincorporation would constitute approval of the assumption of these plans by NOG Delaware. Assuming the Reincorporation is approved, NOG Delaware will continue NOG Minnesota’s other employee benefit arrangements upon the terms and subject to the conditions currently in effect.

Comparison of Shareholder Rights Before and After the Reincorporation

The Reincorporation will result in certain changes to the rights of the Company’s shareholders because of differences between Minnesota law and Delaware law and differences between the Company’s governing documents before and after the Reincorporation. The most significant provisions of Minnesota law and Delaware law are summarized below, along with the differences between the rights of the Company’s shareholders immediately before and immediately after the Reincorporation. This summary is not an exhaustive list of all differences, or a complete description of the differences described, and is qualified in its entirety by reference to Minnesota law, Delaware law, the Minnesota Articles of Incorporation, the Minnesota Bylaws, the Delaware Certificate of Incorporation and the Delaware Bylaws. Copies of the Minnesota Articles of Incorporation and Minnesota Bylaws are filed with the SEC as exhibits to our periodic reports. The Delaware Certificate of Incorporation and Delaware Bylaws are included in this proxy statement as Exhibit A and Exhibit B, respectively, of the Plan of Conversion that is attached hereto as Appendix A.

NOG Minnesota	NOG Delaware

Elections; Voting; Procedural Matters

Plurality Voting – Director Elections	Plurality Voting – Director Elections

The Minnesota Bylaws provide that directors are elected by the vote of a plurality of the votes cast.	The Delaware Bylaws will be substantially identical to the Minnesota Bylaws with respect to plurality voting for directors.

Term of Directors	Term of Directors

The Minnesota Bylaws provide that directors are elected at the next regular meeting of shareholders for an indefinite term, and hold office until a successor is elected and has qualified or until the earlier death, resignation, removal or disqualification of such director.

The Delaware Bylaws will be substantially identical to the Minnesota Bylaws with respect to the term of directors.

Number of Directors	Number of Directors

The Minnesota Bylaws provide that the number of directors shall be set from time to time by the board of directors.	The Delaware Certificate of Incorporation will be substantially identical to the Minnesota Bylaws with respect to the number of directors.

Removal of Directors by Shareholders	Removal of Directors by Shareholders

Minnesota law provides that directors may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote at an election of directors, except that directors elected by a series or class of stock may only be removed by the affirmative vote of the holders of a majority of the voting power of all shares of that class or series entitled to vote at an election of that director.

The Minnesota Articles of Incorporation do not vary from Minnesota law.

The Delaware Certificate of Incorporation will provide that, subject to the rights of the holders of any series of preferred stock, directors may be removed at any time, at a meeting called for that purpose, by the affirmative vote of at least 75% of the voting power of all outstanding shares of capital stock entitled to vote at an election of that director.

Board Vacancies; Newly-created Directorships	Board Vacancies; Newly-created Directorships

Minnesota law provides that, unless the articles or bylaws provide otherwise, any vacancies on the board resulting from (a) the death, resignation, removal or disqualification of a director may be filled by an affirmative vote of a majority of the remaining directors, even though less than a quorum, and (b) newly created directorships may be filled by the

The Delaware Certificate of Incorporation will provide that any newly created directorships resulting from an increase in the number of directors or any vacancies on the board resulting from death, resignation, retirement, disqualification, removal from office or any other cause shall be filled exclusively by the affirmative vote of a majority of the

NOG Minnesota	NOG Delaware

affirmative vote of the majority of the directors serving at the time of the increase, and each director elected to fill a vacancy holds office until a qualified successor is elected by the shareholders at the next regular or special meeting of the shareholders.

The Minnesota Articles of Incorporation and Minnesota Bylaws do not vary from Minnesota law.

directors then in office, even if less than a quorum, or by the sole remaining director, and shall not be filled by the shareholders. A director elected to fill a vacancy or a newly-created directorship holds office until his or her successor is duly elected and qualified or his or her earlier death, resignation, removal or retirement.

Shareholder Voting – Quorum	Shareholder Voting – Quorum

Minnesota law provides that the holders of a majority of the voting power of the shares entitled to vote at a meeting are a quorum, unless the articles or bylaws provide otherwise.	Delaware law provides that a majority of the shares entitled to vote generally constitutes a quorum at a meeting, unless the certificate of incorporation or bylaws provide otherwise.
The Minnesota Articles of Incorporation and Minnesota Bylaws do not vary from Minnesota law.	The Delaware Certificate of Incorporation and Delaware Bylaws will be substantially identical to the Minnesota Articles of Incorporation and Minnesota Bylaws with respect to quorum.

Shareholder Voting – Action Generally	Shareholder Voting – Action Generally

The Minnesota Bylaws provide that except for the election of directors or as otherwise required by law or the articles of incorporation, shareholders take action by majority vote.	The Delaware Bylaws will be substantially identical to the Minnesota Bylaws with respect to shareholder action generally.

Shareholder Proposals; Advance Notice	Shareholder Proposals; Advance Notice

The Minnesota Bylaws provide that shareholders must provide written notice of any shareholder director nominees or other proposal to be submitted at an annual meeting not later than 90 days prior to the anniversary date of the immediately preceding annual meeting unless the date of the annual meeting of shareholders is more than 30 days before or 60 days after such anniversary date, and in which case, written notice must be submitted not later than 90 days before such annual meeting, or, if later, within 10 days after the first public announcement of such annual meeting. Such notice with respect to shareholder director nominees must contain the information described in Section 1.13, subd. 1(b) of the Minnesota Bylaws and with respect to other proposals must contain the information described in Section 1.13, subd. 2(b).

The Delaware Bylaws will have virtually the same notice requirements for shareholder proposals as the Minnesota Bylaws currently provide.

Shareholder Voting – Mergers	Shareholder Voting – Mergers

Minnesota law provides that in addition to approval by the board of directors, the terms of a merger or a sale of substantially all of a corporation’s assets outside the ordinary course of business generally must be approved by a majority of outstanding shares entitled to vote.

Delaware law provides that in addition to approval by the board of directors, the terms of a merger or a sale of substantially all of the assets of a corporation generally must be approved by a majority of outstanding shares entitled to vote.

A shareholder vote is not required for a plan of merger if (a) the articles of the corporation will not be amended, (b) each shareholder with shares that were outstanding immediately before the merger’s effective date will hold the same number of shares with identical rights immediately after the merger, (c) the voting power of the outstanding shares of

A shareholder vote of the surviving corporation in a merger is generally not required (unless otherwise required by its certificate of incorporation) if (a) the plan of merger does not amend the existing certificate of incorporation, (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an

NOG Minnesota	NOG Delaware

the corporation entitled to vote immediately after the merger plus the voting power of the shares of the corporation entitled to vote issuable on conversion of, or on the exercise of rights to purchase, securities issued in the transaction, will not exceed by more than 20% of the voting power of the outstanding shares of the corporation entitled to vote immediately before the transaction, and (d) the number of participating shares of the corporation immediately after the merger, plus the number of participating shares of the corporation issuable on conversion of, or on the exercise of rights to purchase, securities issued in the transaction, will not exceed by more than 20% of the number of participating shares of the corporation immediately before the transaction.

identical outstanding share after the merger, and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. In addition, the merger of a 90%-owned subsidiary into its parent corporation only needs to be approved by the board of directors of the parent corporation.

The Minnesota Articles of Incorporation and Minnesota Bylaws do not vary from Minnesota law.

With the exception of the statutory provisions described above, the Delaware Certificate of Incorporation and Delaware Bylaws will be substantially identical to the Minnesota Articles of Incorporation and Minnesota Bylaws with respect to mergers.

Shareholder Action by Written Consent	Shareholder Action by Written Consent

Minnesota law allows shareholders to act by written consent, but requires that such actions be consented to by all of the shareholders entitled to vote on that action.

The Minnesota Bylaws do not vary from Minnesota law.

Delaware law provides that unless the certificate of incorporation provides otherwise, any action to be taken at a meeting of the shareholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consent to the action in writing.

The Delaware Certificate of Incorporation will allow shareholders to act by written consent, but, consistent with Minnesota law, requires that such actions be consented to by all of the shareholders entitled to vote on that action.

Special Meetings of Shareholders	Special Meetings of Shareholders

The Minnesota Bylaws provide that special meetings of the shareholders may be called for any purpose at any time by (a) the chief executive officer, (b) the chief financial officer, (c) the board of directors or two or more directors, or (d) a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to vote, except that a special meeting for the purpose of considering any business combination must be called by 25% or more of the voting power of all shares entitled to vote, who shall demand such special meeting by written notice given to the chief executive officer or chief financial officer specifying the purposes of such meeting.

The Delaware Certificate of Incorporation will only allow the board of directors, and will not allow the shareholders, to call a special meeting of the shareholders.

Amendment of Articles of Incorporation	Amendment of Certificate of Incorporation

Minnesota law provides that a corporation may amend its articles of incorporation by adoption of a board resolution followed by a majority vote of shareholders, unless the articles of incorporation require a larger percentage. In addition,

Delaware law provides that a corporation may amend its certificate of incorporation by adoption of a board resolution followed by the affirmative vote of the majority of shareholders. If an amendment directly affects the shares of a

NOG Minnesota	NOG Delaware

shareholders owning 3% or more of the voting power of shares entitled to vote may propose an amendment to the articles of incorporation and submit the amendment to shareholders for approval, and the amendment may be adopted by a majority vote without board approval. If the articles provide for a larger proportion or number to transact a specified type of business at a meeting, the affirmative vote of that larger proportion or number is necessary to amend the articles to decrease the proportion or number necessary to transact the business.

class or series of stock, the holders of the class or series are entitled to vote on the amendment as a class, unless the certificate of incorporation opts out of the separate class vote for increases or decreases in the number of authorized shares of any class of stock. If a certificate of incorporation requires a greater vote for action by the board of directors, shareholders or other security holders than otherwise required under Delaware law, the provision requiring the greater vote may be amended only by that greater vote.

The Minnesota Articles of Incorporation do not vary from Minnesota law.

The Delaware Certificate of Incorporation and Delaware Bylaws will be substantially identical to the Minnesota Articles of Incorporation and Minnesota Bylaws with respect to amendments to the certificate of incorporation, except that shareholders do not have the power to unilaterally propose amendments to the Delaware Certificate of Incorporation under Delaware law.

Amendment of Bylaws	Amendment of Bylaws

Minnesota law provides that shareholders holding 3% or more of the voting power of the shares entitled to vote may propose an amendment to the bylaws and submit the amendment to shareholders for approval, and the amendment may be adopted by a majority vote without board approval.

Minnesota law also provides that the board may adopt, amend or repeal the bylaws, subject to the power of the shareholders as described above. After the adoption of the initial bylaws, the board may not adopt, amend, or repeal a bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the board, or fixing the number of directors or their classifications, qualifications, or terms of office, but may adopt or amend a bylaw to increase the number of directors.

The Minnesota Articles of Incorporation and Minnesota Bylaws do not vary from Minnesota law.

Delaware law provides that a corporation’s shareholders may adopt, amend or repeal the corporation’s bylaws without board approval. If permitted by a corporation’s certificate of incorporation, the corporation’s directors may amend or repeal the bylaws, subject to the shareholders’ power to amend or repeal the bylaws. A bylaw amendment adopted by shareholders which specifies the votes necessary for director elections cannot be amended or repealed by the board of directors.

The Delaware Certificate of Incorporation and Delaware Bylaws will give the board of directors the authority to adopt, amend or repeal the bylaws. In addition, shareholders will be entitled to amend the Delaware Bylaws. Unlike the Minnesota Bylaws, a shareholder will not be required to own any minimum amount of NOG Delaware stock in order to propose a binding amendment to the Delaware Bylaws.

Board or Committee Action by Written Consent	Board or Committee Action by Written Consent

The Minnesota Articles of Incorporation permits the board of directors to take any action, other than an action requiring shareholder approval, by a written consent signed by the number of directors that would be required to take the same action at a meeting.

The Delaware Certificate of Incorporation will be substantially identical to the Minnesota Articles of Incorporation with respect to board of directors’ action by written consent, except that any such action must be unanimous under Delaware law.

Interested Party Transactions	Interested Party Transactions

Minnesota law provides that a contract or transaction between a corporation and one or more of its directors, or between a corporation and any other entity in which one or more of its directors are directors or officers, or have a financial interest, is not void or voidable solely because of such relationship or interest, or solely because the director is present at or

Delaware law provides that a contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other entity in which one or more of its directors or officers are directors or officers, or have a financial interest, is not void or voidable solely because of such relationship or interest, or solely because the

NOG Minnesota	NOG Delaware

participates or votes at the meeting of the board or committee that authorizes the contract or transaction, if:

(a)  the contract or transaction was fair and reasonable as to the corporation at the time it was approved (the person asserting the validity of the contract or transaction has the burden of proof);

(b)  the material facts as to the contract or transaction and as to the director’s interest are fully disclosed or known to the holders of all outstanding shares, whether or not entitled to vote, and the contract or transaction is approved in good faith by (i) the holders of 2/3rds of the voting power of the shares entitled to vote (excluding shares owed by the interested director), or (ii) the unanimous affirmative vote of the holders of all outstanding shares, whether or not entitled to vote; or

(c)  the material facts as to the contract or transaction and as to the director’s interest are fully disclosed or known to the board or a committee, and the board or committee authorizes, approves, or ratifies the contract or transaction in good faith by a majority of the disinterested directors or committee members (even if these directors are less than a quorum).

director or officer is present at or participates or votes at the meeting of the board or committee that authorizes the contract or transaction, if:

(a)  the material facts of the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed to or known by the board or committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote of the majority of the disinterested directors (even if these directors are less than a quorum);

(b)  the material facts of the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed to or known to the shareholders entitled to vote on the matter and they specifically approve in good faith the contract or transaction; or

(c)  the contract or transaction is fair to the corporation as of the time it was authorized, approved or ratified.

The Minnesota Articles of Incorporation and Minnesota Bylaws do not vary from Minnesota law.	The Delaware Certificate of Incorporation and Delaware Bylaws will not vary from Delaware law.

Dissent and Appraisal Rights	Dissent and Appraisal Rights

Minnesota law provides that appraisal rights are available in the event of: (a) unless otherwise provided in the articles, an amendment of the articles that materially and adversely affects certain rights or preferences of a shareholder; (b) a sale of all or substantially all the corporation’s assets; (c) a statutory merger; (d) a plan of exchange; (e) a plan of conversion; (f) an amendment to the articles in connection with a combination of shares and cash in lieu of fractional shares; and (g) any other corporate action taken by a shareholder vote which directs that dissenting shareholders may obtain payment for their shares; provided, that unless the articles, the bylaws, or a resolution approved by the board provides otherwise, appraisal rights do not apply to a shareholder of shares not entitled vote on the merger or exchange.

In addition, except in the case of a statutory short-form merger under Minnesota law, appraisal rights do not apply to shares of any class or series that is listed on a national securities exchange so long as the shareholder receives in exchange for such shares, publicly traded shares listed on a national securities exchange or cash in lieu of fractional shares.

The Minnesota Articles of Incorporation and Minnesota Bylaws do not vary from Minnesota law, except that the Minnesota Articles of Incorporation provide that no

Delaware law provides that appraisal rights are available only in connection with statutory mergers or consolidations, or an amendment of a corporation’s certificate of incorporation to cause it to become a public benefit corporation. In addition, in the case of most mergers unless the certificate of incorporation provides otherwise, shareholders do not receive appraisal rights for any class or series of stock (a) listed on a national securities exchange or (b) that has more than 2,000 shareholders, except if shareholders are required to accept anything other than (i) shares of the corporation surviving or resulting from the merger or consolidation, (ii) shares of any other corporation which at the effective time of the merger or consolidation are either listed on a national securities exchange or that has more than 2,000 shareholders, (iii) cash in lieu of fractional shares, or (iv) any combination of the foregoing shares and cash in lieu of fractional shares.

The Delaware Certificate of Incorporation and Delaware Bylaws will not vary from Delaware law.

NOG Minnesota	NOG Delaware
shareholder is entitled to exercise dissenters’ rights in connection with any amendment to the Minnesota Articles of Incorporation.

Sale of Assets; Dissolution; Winding Up	Sale of Assets; Dissolution; Winding Up

Minnesota law provides that the holders of a majority of the voting power of the outstanding voting stock of a corporation must vote to approve (a) the disposition of substantially all of the corporation’s property and assets not in the usual and regular course of its business, and (b) the dissolution of the corporation.

Delaware law provides that the holders of a majority of the outstanding voting stock of a corporation must vote to approve (a) the disposition of all or substantially all of a corporation’s property and assets, and (b) the dissolution of the corporation, unless a greater vote is provided for in the certificate of incorporation.

The Minnesota Articles of Incorporation and Minnesota Bylaws do not vary from Minnesota law.

The Delaware Certificate of Incorporation and Delaware Bylaws will be substantially identical to the Minnesota Articles of Incorporation and Minnesota Bylaws with respect to the sale of assets, dissolution and winding up of NOG Delaware.

Limitation on Personal Liability of Directors	Limitation on Personal Liability of Directors

Minnesota law provides that a director’s personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director may be eliminated or limited in the articles. Such articles may not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) for illegal distributions, (d) for any transaction from which the director derived an improper personal benefit, or (e) for any act or omission occurring prior to the date when the provision in the articles eliminating or limiting liability becomes effective.

Delaware law provides that a corporation is permitted to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation and its shareholders for monetary damages for breach of fiduciary duty as a director. Delaware law currently provides that this limitation of liability does not apply to liability (a) for breach of the director’s duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) illegal distributions to shareholders or unlawful stock repurchases, or (d) for any transaction from which the director derived any improper personal benefit.

The Minnesota Articles of Incorporation provide that no director of NOG Minnesota will be personally liable to NOG Minnesota or its shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Minnesota law.

The Delaware Certificate of Incorporation will be substantially identical to the Minnesota Articles of Incorporation with respect to the limitation on personal liability of directors to NOG Delaware.

Indemnification of Directors and Officers	Indemnification of Directors and Officers

Minnesota law provides that unless prohibited by the articles or bylaws, a corporation must indemnify a person made or threatened to be made a party to a proceeding because of the person’s former or present official capacity in the corporation against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the

Delaware law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation,

NOG Minnesota	NOG Delaware

proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person:

(a)  has not been indemnified by another organization or employee benefit plan for the costs incurred by the person in connection with the proceeding with respect to the same acts or omissions,

(b)  acted in good faith,

(c)  received no improper personal benefit and, if applicable, the interest party transaction statute, summarized above, has been satisfied,

(d)  in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and

(e)  in the case of acts or omissions occurring in the official capacity, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions, reasonably believed that the conduct was not opposed to the best interests of the corporation.

The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, establish that the person did not meet the criteria set forth above.

The Minnesota Articles of Incorporation and Minnesota Bylaws do not vary from Minnesota law.

partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person:

(a)  acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and

(b)  with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

With respect to actions by or in the right of the corporation, no indemnification may be made in respect of any claim, issue or matter as to which a person has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

The Delaware Certificate of Incorporation and Delaware Bylaws will require that NOG Delaware indemnify directors and officers to the fullest extent permitted by law.

Advancement of Expenses	Advancement of Expenses

Minnesota law provides that unless prohibited by the articles or bylaws, if a person is made or threatened to be made a party to a proceeding, the person is entitled, upon written request to the corporation, to payment or reimbursement by the corporation of reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in advance of the final disposition of the proceeding (a) upon receipt by the corporation of a written affirmation by the person of a good faith belief that the criteria for indemnification set forth above has been satisfied and a written undertaking by the person to repay all amounts so paid or reimbursed by the corporation if it is ultimately determined that the criteria for indemnification have not been satisfied, and (b) after a determination that the facts then known to those making the determination would not preclude indemnification as described above.

The Minnesota Articles of Incorporation and Minnesota Bylaws do not vary from Minnesota law.

Delaware law provides that expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

The Delaware Certificate of Incorporation will provide that expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by NOG Delaware in advance of the final disposition of the action, suit or proceeding; provided, however, that if Delaware law so requires the director or officer will deliver to NOG Delaware an undertaking by or on behalf of the director or officer to repay, without interest, the amount if it is ultimately determined that he or she is not entitled to be indemnified by NOG Delaware, and a director’s or officer’s right to advancement of expenses is not subject to the satisfaction of any standard of conduct and is not conditioned upon any prior determination that he or she is entitled to indemnification with respect to such action, suit or proceeding.

NOG Minnesota	NOG Delaware
Exclusive Jurisdiction	Exclusive Jurisdiction

The Minnesota Articles of Incorporation and Minnesota Bylaws do not contain an exclusive jurisdiction provision.

The Delaware Certificate of Incorporation will contain an exclusive jurisdiction provision, which will provide that any shareholder derivative suits, fiduciary duty claims and other intra-corporate actions must be brought in Delaware courts.

Authorized Shares; Dividends

Authorized Shares	Authorized Shares

The Minnesota Articles of Incorporation authorize 142,500,000 shares of common stock and 5,000,000 shares of preferred stock.	The Delaware Certificate of Incorporation will authorize 450,000,000 shares of common stock and 5,000,000 shares of preferred stock.

Preferred Stock	Preferred Stock

The Minnesota Articles of Incorporation authorize the board of directors from time to time to provide for the issuance of shares of preferred stock in one or more series, and to fix the relative rights and preferences of each such series.

The Delaware Certificate of Incorporation will be substantially identical to the Minnesota Articles of Incorporation; it authorizes the board of directors to from time to time provide for the issuance of shares of preferred stock in one or more series, and to fix the relative rights and preferences of each such series, including, without limitation, dividend rights, redemption rights, conversion privileges and liquidation rights.

Declaration and Payment of Dividends	Declaration and Payment of Dividends

Minnesota law provides that before making a distribution in the form of a dividend or share repurchase, the corporation’s board of directors must determine whether the corporation can pay its debts in the ordinary course of business after making the distribution. When making the determination, the directors must act under the duty of care and loyalty as specified by law, and based on financial information prepared according to accounting methods, a fair valuation or other method reasonable in the circumstances. In addition, a distribution may be made to the holders of a class or series of shares only if: (a) all amounts payable to the holders of shares having a preference for the payment of that kind of distribution, except those holders who have waived such rights, are paid; and (b) the payment of the distribution does not reduce the remaining net assets of the corporation below the aggregate preferential amount payable in the event of liquidation to the holders of shares having preferential rights, except as otherwise permitted under Minnesota law.

Delaware law provides that unless further restricted by the certificate of incorporation, a corporation may declare and pay dividends (a) out of surplus (as defined under Delaware law), or (b) if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, but only if the capital of the corporation (as defined under Delaware law) is greater than or equal to the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law sets forth certain restrictions on the purchase or redemption of its shares of capital stock, including that any such purchase or redemption may be made only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

Personal liability for directors for failure to meet the above standard has a two-year statute of limitations.	Personal liability for directors for failure to meet the above standard has a six-year statute of limitations.

The Minnesota Articles of Incorporation do not vary from Minnesota law. The Minnesota Bylaws provide that the board of directors shall have the authority to declare dividends and other distributions to the extent permitted by law.

The Delaware Certificate of Incorporation will not vary from Delaware law. The Delaware Certificate of Incorporation provides that shareholders are entitled to receive dividends when, as and if declared by the board of directors from the assets of funds of NOG Delaware legally available therefor.

NOG Minnesota	NOG Delaware
Anti-Takeover Statute

Business Combination Statute	Business Combination Statute

Minnesota law provides that a corporation with a class of equity securities registered pursuant to Section 12 of the Exchange Act is prohibited from conducting a business combination with, proposed by or on behalf of an interested shareholder (or any affiliate or associate of any interested shareholder) for four years after the shareholder became an interested shareholder unless either the business combination or the interested shareholder’s acquisition of shares was approved by a committee of disinterested directors before the shareholder became an interested shareholder.

An interested shareholder is either (a) a shareholder who directly or indirectly owns 10% or more of the voting power of the corporation’s outstanding shares, or (b) an affiliate who at any time within the past four years owned 10% or more of the voting power of the corporation’s outstanding shares.

If a good faith definitive proposal regarding a business combination or share acquisition is made in writing to the board, a committee of disinterested directors must consider and take action on the proposal and respond in writing within 30 days setting forth its decision regarding the proposal.

The Minnesota Articles of Incorporation and Minnesota Bylaws do not vary from Minnesota law.

Delaware law provides that a corporation that is listed on a national securities exchange or that has more than 2,000 shareholders is not permitted to engage in a business combination with any interested shareholder for three years after the person became an interested shareholder, unless (a) before the person became an interested shareholder, the board of directors approved either the transaction resulting in a person becoming an interested shareholder or the business combination, (b) upon consummating the transaction which resulted in the person becoming an interested shareholder, the interested shareholders owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans), or (c) on or after the date the person becomes an interested shareholder, the business combination is approved by the board of directors and at an annual or special meeting of shareholders by the affirmative vote of at least 66-2/3% of the corporation’s outstanding voting stock which is not owned by the interested shareholder.

An interested shareholder generally is a person who owns 15% or more of the outstanding shares of a corporation’s voting stock. These provisions do not apply, among other exceptions, if (i) the corporation’s original certificate of incorporation contains a provision expressly electing not to be governed by these provisions or (ii) the corporation, by action of its shareholders, adopts an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by these provisions, which action must be approved by the affirmative vote of a majority of the shares entitled to vote.

The Delaware Certificate of Incorporation and Delaware Bylaws will not vary from Delaware law.

Control Share Acquisition Statute	Control Share Acquisition Statute

Minnesota law provides that a shareholder who holds over certain thresholds (20%, 33.33% or 50%) of the outstanding shares of a public corporation is restricted from voting its shares that exceed the applicable threshold of the corporation’s outstanding voting shares until special shareholder approval is obtained or other conditions are satisfied. A Minnesota corporation may opt out of the control share acquisition statute in its articles or bylaws.

As permitted by Minnesota law, the Minnesota Articles of Incorporation provide that Minnesota’s control share acquisition statute does not apply to NOG Minnesota.

Delaware does not have a control share acquisition statute.

The Delaware Certificate of Incorporation and Delaware Bylaws will not vary from the Delaware statutory approach and thus do not impose any control share acquisition restrictions.

NOG Minnesota	NOG Delaware
Other Constituency Provision	Other Constituency Provision

Minnesota law provides that in discharging the duties of the position of director, a director may consider the best interests of constituencies other than shareholders, including the interests of the corporation’s employees, customers, suppliers, and creditors, the economy of Minnesota and the nation, community and societal considerations, and the long-term as well as short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.

The Minnesota Articles of Incorporation and Minnesota Bylaws do not vary from Minnesota law.

Delaware law does not have an “other constituency provision.”

The Delaware Certificate of Incorporation and Delaware Bylaws will not explicitly permit the consideration of other constituencies by the board of directors.

Material U.S. Federal Income Tax Consequences

The following discussion summarizes the material U.S. federal income tax consequences of the Reincorporation to holders of our common stock. This summary is not a comprehensive description of all of the U.S. federal income tax consequences of the Reincorporation that may be relevant to holders, including holders that are subject to special tax rules. We urge you to consult your own tax advisor regarding your particular circumstances and the U.S. federal income and non-income tax consequences to you of the Reincorporation, as well as any tax consequences arising under the laws of any state, local, foreign or other tax jurisdiction and the possible effects of the new U.S. tax legislation commonly referred to as the “Tax Cuts and Jobs Act” or other changes in U.S. federal or other tax laws.

The Reincorporation provided for in the Plan of Conversion is intended to be a “reorganization” under Section 368(a) of the U.S. Internal Revenue Code. Assuming the Reincorporation qualifies as a “reorganization” within the meaning of Section 368(a) of the U.S. Internal Revenue Code, and subject to the qualifications and assumptions described in this proxy statement: (a) holders of NOG Minnesota common stock will not recognize any gain or loss as a result of the consummation of the Reincorporation, (b) the aggregate tax basis of shares of NOG Delaware common stock held by a holder immediately following consummation of the Reincorporation will be equal to the aggregate tax basis of the shares of NOG Minnesota common stock held by a holder immediately before consummation of the Reincorporation, and (c) the holding period for the shares of NOG Delaware’s common stock held by a holder following the Reincorporation will include the holding period of NOG Minnesota common stock converted therefor.

Accounting Consequences Associated with the Reincorporation

We expect that the Reincorporation will have no effect on the Company from an accounting perspective because there is no change in the entity as a result of the Reincorporation. As such, the historical financial statements of the Company, which have previously been reported to the SEC on our periodic reports, as of and for all periods through the date of this proxy statement, will remain the financial statements of NOG Delaware following the Reincorporation.

Effect of Vote for the Reincorporation Proposal

A vote in favor of this proposal is a vote in favor of the Reincorporation and the Plan of Conversion, which will authorize us to file the Minnesota Articles of Conversion, the Delaware Certificate of Conversion and the Delaware Certificate of Incorporation, and adopt the Delaware Bylaws.

Effect of Not Obtaining Required Vote for Approval of the Reincorporation Proposal

If we fail to obtain the requisite vote of shareholders for approval of this proposal, the Reincorporation will not occur and the Company will continue to be incorporated in Minnesota and governed by Minnesota Law, the Minnesota Articles of Incorporation and the Minnesota Bylaws. Additionally, the obligations of the Supporting Noteholders under the Exchange Agreement, including their obligation to exchange their Outstanding Notes, are subject to, among other things, the

Reincorporation, and if we fail to obtain the requisite vote of shareholders for approval of the Reincorporation, we may be unable to complete the Exchange Transaction, and we may consider strategic alternatives to reduce our outstanding indebtedness and strengthen our liquidity position.

Required Vote

This proposal requires an affirmative vote of the holders of a majority of our outstanding common stock.

Recommendation of the Board of Directors

Our board of directors recommends that you vote “FOR” the proposal to approve the Plan of Conversion and the reincorporation of the Company from Minnesota to Delaware.

PROPOSAL 3 – ADJOURNMENT OF THE SPECIAL MEETING

Our board of directors has approved and recommends that our shareholders approve a proposal to give the board of directors authority to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Common Stock Proposal or the Reincorporation Proposal or to ensure that any supplement or amendment to the proxy statement is timely provided to the NOG shareholders.

Effect of Vote for the Adjournment Proposal

If this proposal is approved, our board of directors could adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Common Stock Proposal or the Reincorporation Proposal or to ensure that any supplement or amendment to the proxy statement is timely provided to the NOG shareholders.

Effect of Not Obtaining Required Vote for Approval of the Adjournment Proposal

If we fail to obtain the requisite vote of shareholders for approval of this proposal, our board of directors will not have the authority to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Common Stock Proposal or the Reincorporation Proposal or to ensure that any supplement or amendment to the proxy statement is timely provided to the NOG shareholders.

Required Vote

The Adjournment Proposal will be approved by the affirmative vote of the holders of the greater of (a) a majority of shares present in person or by proxy at the special meeting and entitled to vote or (b) a majority of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the special meeting.

Recommendation of the Board of Directors

Our board of directors recommends that you vote “FOR” the proposal to give the board of directors authority to adjourn the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Common Stock Proposal or the Reincorporation Proposal or to ensure that any supplement or amendment to the proxy statement is timely provided to the NOG shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the beneficial ownership of our common stock on March 22, 2018, held by those persons known to beneficially own more than 5% of our capital stock, by our directors and director nominees, by our named executive officers and by our directors and executive officers as a group. The percentage of beneficial ownership for the following table is based on 65,951,081 shares of common stock outstanding as of March 22, 2018.

Name(1)	Number of Shares		Percent of Common Stock

Certain Beneficial Owners:

TRT Holdings, Inc. 4001 Maple Ave., Suite 600, Dallas, TX 75219	12,461,885	(2)	18.9%

Directors and Executive Officers:

Bahram Akradi	6,217,211		9.4%

Lisa Bromiley	159,536		*

Michael Frantz	87,548		*

Robert Grabb	225,091		*

Delos Cy Jamison	138,156		*

Jack King	148,907		*

Michael Popejoy	71,473		*

Brandon Elliot	222,561		*

Chad Allen	99,145		*

Erik Romslo	355,412		*

Directors and Current Executives as a Group (10 persons)	7,725,040		11.7%

*	Denotes less than 1% ownership.

(1)

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). The address of each member of management and each director is care of our company.

(2)

The information is based on information reported to the SEC in an amended Schedule 13D filed by TRT Holdings, Inc., Cresta Investments, LLC, Cresta Greenwood, LLC and Robert B. Rowling (the “Reporting Persons”) on February 5, 2018. The Reporting Persons beneficially own, in the aggregate, 12,461,885 common shares. TRT Holdings, Inc. has sole voting power and sole dispositive power with respect to 7,169,741 shares. Cresta Investments, LLC has sole voting power and sole dispositive power with respect to 3,947,921 shares. Cresta Greenwood, LLC has sole voting power and sole dispositive power with respect to 1,344,223 shares. Mr. Rowling beneficially owns all 12,461,885 common shares held directly by TRT Holdings, Inc., Cresta Investments, LLC and Cresta Greenwood, LLC. Mr. Rowling beneficially owns the common shares held directly by TRT Holdings, Inc. due to his ownership of all of the shares of Class B Common Stock of TRT Holdings, Inc. Mr. Rowling beneficially owns the common shares held directly by Cresta Investments, LLC and Cresta Greenwood, LLC due to his direct and indirect ownership of 100% of the ownership interests in such entities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included in this proxy statement may contain forward-looking statements that involve risks and uncertainties regarding future events and future results that are subject to the safe harbors created under the Securities Act and the Exchange Act, including statements regarding the expected terms of the Exchange Transaction and the other transactions contemplated by the Exchange Agreement. When used in this proxy statement, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. There can be no assurance that all or any portion of the aforementioned transactions will be consummated on the terms summarized herein or at all. The forward-looking statements contained, or incorporated by reference, herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the SEC and other factors discussed in this proxy statement.

HOUSEHOLDING

We have adopted a procedure approved by the SEC called “householding,” by which certain shareholders who do not participate in electronic delivery of proxy materials but who have the same address and appear to be members of the same family receive only one copy of our annual report and proxy statement. Each shareholder participating in householding continues to receive a separate proxy card. Householding reduces both the environmental impact of our annual meetings and our mailing and printing expenses.

If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact Broadridge Financial Solutions, Inc., by calling (866) 540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will promptly deliver the proxy materials to you upon receipt of your request. If you hold your shares in street name, please contact your bank, broker, or other record holder to request information about householding.

SHAREHOLDER PROPOSALS FOR

2018 ANNUAL MEETING

To be included in the proxy statement for our 2018 annual meeting of the shareholders, we must have received shareholder proposals intended to be presented at our 2018 annual meeting of shareholders that are requested to be included in the proxy statement for that meeting at our principal executive office no later than December 14, 2017. Any other shareholder proposals intended to be presented, and any nominations of persons for election as directors, at the 2018 annual meeting of shareholders must have been received by us at our principal executive office no later than February 26, 2018.

OTHER MATTERS

The board of directors does not know of any other matter that will be presented at the special meeting other than the proposals discussed in this proxy statement. Under our bylaws, generally no business besides the proposals in this proxy statement may be transacted at the meeting. However, if any other matter properly comes before the meeting, your proxies will act on such matter in their discretion.

INCORPORATION BY REFERENCE

We are incorporating by reference specified documents that we file with the SEC, which means that incorporated documents are considered part of this proxy statement. We are disclosing important information to you by referring to those documents and information we subsequently file with the SEC will automatically update and supersede information contained in this proxy statement and in our other filings with the SEC. This document incorporates by reference the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed on February 23, 2018, and the Company’s Current Reports on Form 8-K, filed on February 1, 2018, March 19, 2018 (two reports), March 21, 2018 and April 4, 2018.

By Order of the Board of Directors,

Bahram Akradi

Chairman of the Board of Directors

Appendix A

FORM OF PLAN OF CONVERSION

OF

NORTHERN OIL AND GAS, INC., A MINNESOTA CORPORATION

TO

NORTHERN OIL AND GAS, INC., A DELAWARE CORPORATION

THIS PLAN OF CONVERSION, dated as of [                ], 2018 (this “Plan”), is hereby adopted by Northern Oil and Gas, Inc., a Minnesota corporation (the “Company”), in order to set forth the terms, conditions and procedures governing the conversion of the Company from a Minnesota corporation to a Delaware corporation pursuant to Section 265 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and Sections 302A.681-692 of the Minnesota Business Corporations Act, as amended (the “MBCA”).

RECITALS:

WHEREAS, the Company is a corporation established and existing under the laws of the State of Minnesota;

WHEREAS, conversion of a Minnesota corporation into a Delaware corporation is permitted under Section 265 of the DGCL and Section 302A.681 of the MBCA;

WHEREAS, the Board of Directors of the Company has determined that it would be advisable and in the best interests of the Company and its shareholders for the Company to convert from a Minnesota corporation to a Delaware corporation pursuant to Section 265 of the DGCL and Sections 302A.682-692 of the MBCA; and

WHEREAS, the Board of Directors has authorized, approved and adopted the form, terms and provisions of this Plan and submitted this Plan to the Company’s shareholders for approval, and the Company’s shareholders have approved this Plan.

NOW, THEREFORE, the Company hereby adopts this Plan as follows:

1. CONVERSION; EFFECT OF CONVERSION.

(a) At the Effective Time (as defined in Section 3 below), the Company shall be converted from a Minnesota corporation to a Delaware corporation pursuant to Section 265 of the DGCL and Section 302A.691 of the MBCA (the “Conversion”) and the Company, as converted to a Delaware corporation (the “Converted Company”), shall thereafter be subject to all of the provisions of the DGCL, except that, notwithstanding Section 106 of the DGCL, the existence of the Converted Company shall be deemed to have commenced on the date the Company commenced its existence in the State of Minnesota.

(b) At the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, the Converted Company shall, for all purposes of the laws of the State of Delaware and the State of Minnesota, be deemed to be the same entity as the Company. At the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, for all purposes of the laws of the State of Delaware, all of the rights, privileges and powers of the Company, and all property, real, personal and mixed, and all debts due to the Company, as well as all other things and causes of action belonging to the Company, shall remain vested in the Converted Company and shall be the property of the Converted Company and the title to any real property vested by deed or otherwise in the Company shall not revert or be in any way impaired by reason of the Conversion; but all rights of creditors and all liens upon any property of the Company shall be preserved unimpaired, and all debts, liabilities and duties of the Company shall remain attached to the Converted Company at the Effective Time, and may be enforced against the Converted Company to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by the Converted Company in its capacity as a corporation of the State of Delaware. The rights, privileges, powers and interests in property of the Company, as well as the debts, liabilities and duties of the Company, shall not be deemed, as a consequence of the Conversion, to have been transferred to the Converted Company at the Effective Time for any purpose of the laws of the State of Delaware.

(c) The Company shall not be required to wind up its affairs or pay its liabilities and distribute its assets, and the Conversion shall not be deemed a dissolution of the Company and shall constitute a continuation of the existence of the Company in the form of a Delaware corporation. The Converted Company is the same entity as the Company. The Conversion shall not be deemed to affect any obligations or liabilities of the Company incurred prior to the Conversion or the personal liability of any person incurred prior to the Conversion.

(d) At the Effective Time, the name of the Converted Company shall be: Northern Oil and Gas, Inc.

(e) The Company intends for the Conversion to constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, and for this Plan to constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g).

2. FILINGS. As soon as practicable following the date hereof, the Company shall cause the Conversion to be effective by:

(a) executing and filing (or causing to be executed and filed) an Articles of Conversion pursuant to Section 302A.686 of the MBCA in a form reasonably acceptable to any officer of the Company (the “Minnesota Articles of Conversion”) with the Minnesota Secretary of State;

(b) executing and filing (or causing to be executed and filed) a Certificate of Conversion pursuant to Sections 103 and 265 of the DGCL in a form reasonably acceptable to any officer of the Company (the “Delaware Certificate of Conversion”) with the Delaware Secretary of State; and

(c) executing, acknowledging and filing (or causing to be executed, acknowledged and filed) a Certificate of Incorporation of Northern Oil and Gas, Inc. substantially in the form set forth on Exhibit A hereto (the “Delaware Certificate of Incorporation”) with the Delaware Secretary of State.

3. EFFECTIVE TIME. The Conversion shall become effective upon the filing and effectiveness of the Minnesota Articles of Conversion, the Delaware Certificate of Conversion and the Delaware Certificate of Incorporation with the applicable secretary of state (the time of the effectiveness of the Conversion, the “Effective Time”).

4. EFFECT OF CONVERSION ON COMMON STOCK. Upon the terms and subject to the conditions of this Plan, at the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, each share of issued Common Stock, par value $0.001 per share, of the Company (“Company Common Stock”) shall convert into one validly issued, fully paid and nonassessable share of Common Stock, par value $0.001 per share, of the Converted Company (“Converted Company Common Stock”). Following the Effective Time, all Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of Company Common Stock immediately prior to the Effective Time shall cease to have any rights with respect thereto.

5. EFFECT OF CONVERSION ON OUTSTANDING OPTIONS, WARRANTS AND OTHER RIGHTS. Upon the terms and subject to the conditions of this Plan, at the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, each option, warrant or other right to acquire shares of Company Common Stock outstanding immediately prior to the Effective Time shall convert into an equivalent option, warrant or other right to acquire, upon the same terms and conditions as were in effect immediately prior to the Effective Time, the same number of shares of the Converted Company.

6. EFFECT OF CONVERSION ON STOCK CERTIFICATES. Upon the terms and subject to the conditions of this Plan, at the Effective Time, all of the outstanding certificates that immediately prior to the Effective Time represented shares of Company Common Stock immediately prior to the Effective Time shall be deemed for all purposes to continue to evidence ownership of and to represent the same number of shares of Converted Company Common Stock into which the shares represented by such certificates have been converted as provided herein. The registered owner on the books and records of the Converted Company or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Converted Company or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of the Converted evidenced by such outstanding certificate as provided above.

7. EFFECT OF CONVERSION ON EMPLOYEE BENEFIT, INCENTIVE COMPENSATION OR OTHER SIMILAR PLANS. Upon the terms and subject to the conditions of this Plan, at the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its shareholders, each employee benefit plan, incentive compensation plan or other similar plan to which the Company is a party shall continue to be a plan of the Converted Company. To the extent that any such plan provides for the issuance of Company Common Stock, at the Effective Time, such plan shall be deemed to provide for the issuance of Converted Company Common Stock. A number of shares of Converted Company Common Stock shall be reserved for issuance under such plan or plans equal to the number of shares of Company Common Stock so reserved immediately prior to the effective date of the Conversion.

8. FILING, LICENSES, PERMITS, TITLED PROPERTY, ETC. As necessary, following the Effective Time, the Converted Company shall apply for new qualifications to conduct business (including as a foreign corporation), licenses, permits and similar authorizations on its behalf and in its own name in connection with the Conversion and to reflect the fact that it is a corporation duly formed and validly existing under the laws of the State of Delaware. As required or appropriate, following the Effective Time, all real, personal or intangible property of the Company which was titled or registered in the name of the Company shall be re-titled or re-registered, as applicable, in the name of the Converted Company by appropriate filings or notices to the appropriate party (including, without limitation, any applicable governmental agencies).

9. FURTHER ASSURANCES. If, at any time after the Effective Time, the Converted Company shall determine or be advised that any deeds, bills of sale, assignments, agreements, documents or assurances or any other acts or things are necessary, desirable or proper, consistent with the terms of this Plan, (a) to vest, perfect or confirm, of record or otherwise, in the Converted Company its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company, or (b) to otherwise carry out the purposes of this Plan, the Converted Company, its officers and directors and the designees of its officers and directors, are hereby authorized to solicit in the name of the Converted Company any third-party consents or other documents required to be delivered by any third-party, to execute and deliver, in the name and on behalf of the Converted Company all such deeds, bills of sale, assignments, agreements, documents and assurances and do, in the name and on behalf of the Converted Company, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company and otherwise to carry out the purposes of this Plan.

10. EFFECT OF CONVERSION ON DIRECTORS AND OFFICERS. The members of the Board of Directors of the Company and the officers of the Company immediately prior to the Effective Time shall continue in office following the Effective Time as the directors and officers of the Converted Company, respectively, until the expiration of their respective terms of office and until their successors have been duly elected and have qualified, or until their earlier death, resignation or removal.

11. DELAWARE BYLAWS. To the fullest extent permitted by law, at the Effective Time, the bylaws of the Converted Company shall be substantially in the form set forth on Exhibit B hereto (the “Delaware Bylaws”), and the Board of Directors of the Converted Company shall approve and ratify the Delaware Bylaws as promptly as practicable following the Effective Time.

12. IMPLEMENTATION AND INTERPRETATION. This Plan shall be implemented and interpreted, prior to the Effective Time, by the Board of Directors of the Company and, upon the Effective Time, by the Board of Directors of the Converted Company, (a) each of which shall have full power and authority to delegate and assign any matters covered hereunder to any other party(ies), including, without limitation, any officers of the Company or the Converted Company, as the case may be, and (b) the interpretations and decisions of which shall be final, binding, and conclusive on all parties.

13. AMENDMENT. This Plan may be amended or modified by the Board of Directors of the Company at any time prior to the Effective Time, provided that such an amendment shall not alter or change (a) the amount or kind of shares or other securities to be received hereunder by the shareholders of the Company, (b) any term of the Certificate of Incorporation or the Bylaws, other than changes permitted to be made without shareholder approval by the DGCL, or (c) any of the terms and conditions of this Plan if such alteration or change would adversely affect the shareholders of the Company.

14. TERMINATION OR DEFERRAL. At any time prior to the Effective Time, (a) this Plan may be terminated and the Conversion may be abandoned by action of the Board of Directors of the Company, notwithstanding the approval of this Plan by the shareholders of the Company, and (b) the consummation of the Conversion may be deferred for a reasonable period of time if, in the opinion of the Board of Directors of the Company, such action would be in the best interests of the Company and its shareholders. In the event of termination of this Plan, this Plan shall become void and of no effect and there shall be no liability on the part of the Company, its Board of Directors or shareholders with respect thereto.

15. THIRD PARTY BENEFICIARIES. This Plan shall not confer any rights or remedies upon any person other than as expressly provided herein.

16. SEVERABILITY. Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan.

17. GOVERNING LAW. This Plan shall be construed in accordance with and governed by the law of the State of Delaware, without regard to the conflict of laws provisions thereof.

Exhibit A

CERTIFICATE OF INCORPORATION

OF

NORTHERN OIL AND GAS, INC.

ARTICLE ONE

The name of this corporation is Northern Oil and Gas, Inc. (the “Corporation”).

ARTICLE TWO

The registered office of the Corporation in the State of Delaware is located at [1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801]. The name of its registered agent at such address is [The Corporation Trust Company].

ARTICLE THREE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”).

ARTICLE FOUR

Section 1 Authorized Shares. The total number of shares of all classes of capital stock that the Corporation has authority to issue is 455,000,000 shares, consisting of:

(a) 5,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”); and

(b) 450,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”).

The Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below.

Section 2 Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board of Directors”) is authorized, to provide by resolution or resolutions from time to time for the issuance, out of the authorized but unissued shares of Preferred Stock, of all or any of the shares of Preferred Stock in one or more series, and to establish the number of shares to be included in each such series, and to fix the voting powers (full, limited or no voting powers), designations, powers, preferences, and relative, participating, optional or other rights, if any, and any qualifications, limitations or restrictions thereof, or such series, including, without limitation, that any such series may be (i) subject to redemption at such time or times and at such price or prices, (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of capital stock, (iii) entitled to such rights upon the liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation or (iv) convertible into, or exchangeable for, shares of any other class or classes of capital stock, or of any other series of the same class of capital stock, of the Corporation at such price or prices or at such rates and with such adjustments; all as may be stated in such resolution or resolutions, which resolution or resolutions shall be set forth on a certificate of designations filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law. Except as otherwise provided in this Certificate of Incorporation (the “Certificate of Incorporation”), no vote of the holders of Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation. Notwithstanding the provisions of Section 242(b)(2) of the Delaware General Corporation Law, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote, without the separate vote of the holders of the Preferred Stock as a class. Subject to Section 1 of this ARTICLE FOUR, the Board of Directors is also expressly authorized to increase or decrease the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. Unless otherwise expressly provided in the certificate of designations in respect of any series of Preferred Stock, in case the number of shares of such series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Section 3 Common Stock.

(a) Voting Rights. Except as otherwise provided by the Delaware General Corporation Law or this Certificate of Incorporation and subject to the rights of holders of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation. Notwithstanding any other provision of this Certificate of Incorporation to the contrary, the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation in respect of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separate or together as a class with the holders of one or more such other series, to vote thereon pursuant to this Certificate of Incorporation or the Delaware General Corporation Law.

(b) Dividends. Subject to the rights of the holders of any series of Preferred Stock, and to the other provisions of this Certificate of Incorporation, holders of Common Stock shall be entitled to receive equally, on a per share basis, such dividends and other distributions in cash, securities or other property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(c) Liquidation Rights. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the Corporation’s debts and subject to the rights of the holders of shares of any series of Preferred Stock upon such dissolution, liquidation or winding up, the remaining net assets of the Corporation shall be distributed among holders of shares of Common Stock equally on a per share basis. A merger or consolidation of the Corporation with or into any other corporation or entity, or a sale, lease, exchange, conveyance or other disposition of all or any part of the assets of the Corporation shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Section 3(c).

(d) Conversion Rights. The Common Stock shall not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of the Corporation’s capital stock.

(e) Preemptive Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights pursuant to this Certificate of Incorporation.

ARTICLE FIVE

The Corporation shall have perpetual existence.

ARTICLE SIX

The name and mailing address of the sole incorporator are as follows:

NAME	MAILING ADDRESS

[●]	[	●]

ARTICLE SEVEN

Section 1 Board of Directors, Number and Term. Unless otherwise provided by this Certificate of Incorporation or the Delaware General Corporation Law, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Subject to any rights of the holders of Preferred Stock to elect additional directors under specified circumstances, the number of directors which shall constitute the Board of Directors shall be fixed from time to time by resolution adopted by the Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent director.

Section 2 Term of Office. Subject to the rights of the holders of any series of Preferred Stock, the directors of the Corporation shall hold office until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation, removal or retirement. Elections of directors need not be by written ballot unless the bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”) shall so provide.

Section 3 Newly-Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock, any newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of

Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause shall be filled exclusively by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by the sole remaining director, and shall not be filled by stockholders. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office and until his or her successor is duly elected and qualified, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until his or her successor is duly elected and qualified, or, in each case, his or her earlier death, resignation, removal or retirement.

Section 4 Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock, any director may be removed from office at any time, at a meeting called for that purpose, by the affirmative vote of the holders of at least 75% of the voting power of all outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Section 5 Rights of Holders of Preferred Stock. Notwithstanding the provisions of this ARTICLE SEVEN, whenever the holders of one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the rights of such Preferred Stock as set forth in the certificate of designations or certificates of designations governing such series.

Section 6 No Cumulative Voting. Except as may otherwise be set forth in the resolution or resolutions of the Board of Directors providing the issue of one or more series of Preferred Stock, and then only with respect to such series of Preferred Stock, cumulative voting in the election of directors is specifically denied.

ARTICLE EIGHT

Section 1 Limitation of Liability. To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty or other act or omission as a director; provided, however, that nothing contained in this ARTICLE EIGHT shall eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to the provisions of Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended hereafter to permit the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Section 1 of ARTICLE EIGHT shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring at or prior to the time of such repeal or modification.

Section 2 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise subject to or involved in any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified by the Corporation to the fullest extent permitted or required by the Delaware General Corporation Law and any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith (“Indemnifiable Losses”); provided, however, that, except as provided in Section 5 of this ARTICLE EIGHT with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee pursuant to this Section 2 in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors.

Section 3 Right to Advancement of Expenses. The right to indemnification conferred in Section 2 of this ARTICLE EIGHT shall include the right to advancement by the Corporation of any and all expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the Delaware General Corporation Law so requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including without limitation service to an employee benefit plan) shall be made pursuant to this Section 3 only upon delivery to the Corporation of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay, without interest, all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 3. An Indemnitee’s right to an Advancement of Expenses pursuant to this Section 3 is not subject to the satisfaction of any standard of conduct and is not conditioned upon any prior determination that Indemnitee is entitled to indemnification under Section 2 of this ARTICLE EIGHT with respect to the related Proceeding or the absence of any prior determination to the contrary.

Section 4 Contract Rights. The rights to indemnification and to the Advancement of Expenses conferred in Sections 2 and 3 of this ARTICLE EIGHT shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 5 Right of Indemnitee to Bring Suit. If a claim under Section 2 or 3 of this ARTICLE EIGHT is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 calendar days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to the fullest extent permitted or required by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader reimbursements of prosecution or defense expenses than such law permitted the Corporation to provide prior to such amendment), to be paid also the expense of prosecuting or defending such suit.

Section 6 Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this ARTICLE EIGHT shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Nothing contained in this ARTICLE EIGHT shall limit or otherwise affect any such other right or the Corporation’s power to confer any such other right.

Section 7 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 8 No Duplication of Payments. The Corporation shall not be liable under this ARTICLE EIGHT to make any payment to an Indemnitee in respect of any Indemnifiable Losses to the extent that the Indemnitee has otherwise actually received payment (net of any expenses incurred in connection therewith and any repayment by the Indemnitee made with respect thereto) under any insurance policy or from any other source in respect of such Indemnifiable Losses.

ARTICLE NINE

Section 1 Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation at a duly called annual or special meeting of stockholders of the Corporation may be effected by unanimous consent in writing by such stockholders.

Section 2 Annual Meetings of Stockholders. Except as otherwise expressly provided by law, the annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined exclusively by resolution of the Board of Directors in its sole and absolute discretion. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders at any meeting of stockholders shall be given in the manner provided in the Bylaws.

Section 3 Special Meetings of Stockholders. Subject to any special rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation shall be called exclusively by or at the direction of the Board of Directors pursuant to a written resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies and shall not be called by stockholders. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

ARTICLE TEN

Section 1 Certificate of Incorporation. The Corporation reserves the right at any time from time to time to alter, amend, repeal or change any provision contained in this Certificate of Incorporation, and to adopt any other provision authorized by the Delaware General Corporation Law, in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights, preferences and privileges conferred upon stockholders, directors and other persons herein are granted subject to this reservation.

Section 2 Bylaws. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws without any action on the part of the stockholders. Any adoption, alteration, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the Board of Directors then in office, provided a quorum is otherwise present. Any Bylaws adopted or amended by the Board of Directors, and any powers conferred thereby, may be amended, altered or repealed by the stockholders.

ARTICLE ELEVEN

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have subject-matter jurisdiction, another state or federal court within the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or Bylaws or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine. If any stockholder files an action within the scope of the preceding sentence in a court other than a court located within the State of Delaware (a “Foreign Action”), such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation (including, without limitation, shares of Common Stock) shall be deemed to have notice of and to have consented to the provisions of this ARTICLE ELEVEN.

ARTICLE TWELVE

If any provision (or any part thereof) of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any section of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation on this [●] day of [●], 2018.

By:
Name:	[●]
Title:	Sole Incorporator

[Signature Page to Certificate of Incorporation – Northern Oil and Gas, Inc.]

Exhibit B

NORTHERN OIL AND GAS, INC.

BYLAWS

As Adopted and Effective

on                 , 2018

(continued)

STOCKHOLDERS MEETINGS

1. Time and Place of Meetings. Each meeting of the stockholders shall be held at the principal executive office of Northern Oil and Gas, Inc. (the “Corporation”) or at such other place, within or without the state of Delaware, as may be designated by the Board of Directors (the “Board of Directors”) of the Corporation or the Chief Executive Officer. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place at a physical place, but instead solely by means of remote communication. Participation by remote communications constitutes presence at the meeting.

2. Annual Meetings. Regular meetings of the stockholders may be held on an annual or other less frequent basis as determined by the Board of Directors. At each regular meeting, the stockholders shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting and may transact any other business; provided, however, that no business with respect to which special notice is required by law shall be transacted unless such notice shall have been given.

3. Special Meetings. Subject to any special rights of the holders of any series of Preferred Stock, par value $0.001 per share (“Preferred Stock”), and to the requirements of applicable law, special meetings of the stockholders of the Corporation shall be called exclusively at the direction of the Board of Directors pursuant to a written resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies and shall not be called by the stockholders. Any business transaction at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

4. Recesses and Adjournments. A meeting of stockholders may be recessed or adjourned from time to time by the presiding officer of the meeting. Upon any recessed or adjourned meeting being reconvened, any business may be transacted which properly could have been transacted in the absence of such recess or adjournment.

5. Notice of Meetings. Unless otherwise required by law, written notice of each meeting of the stockholders, stating the date, time and place and, in the case of a special meeting, the purpose or purposes, shall be given at least 10 days and not more than 60 days before the meeting to every holder of shares entitled to vote at such meeting except as otherwise permitted by law. Notice may be given in a form permitted by Bylaw 50 or by the General Corporation Law of the State of Delaware, as amended (the “DGCL”). Notice to a stockholder is also effectively given if the notice is addressed to the stockholder or a group of stockholders in a manner permitted by the rules and regulations under the Securities Exchange Act of 1934, so long as the Corporation has first received the written or implied consent required by those rules and regulations. If any meeting of the stockholders is adjourned, no notice as to such adjourned meeting need be given if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment and the adjourned meeting is held not more than 120 days after the date fixed for the original meeting.

6. Inspectors. The Board of Directors will, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of the meeting will appoint one or more inspectors to act at the meeting.

7. Voting; Rights.

(a) Except as may otherwise be provided in the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), a stockholder shall have one vote for each share held which is entitled to vote. Except as otherwise required by law, a holder of shares entitled to vote may vote any portion of the shares in any way the stockholder chooses. If a stockholder votes without designating the proportion or number of shares voted in a particular way, the stockholder is deemed to have voted all of the shares in that way.

(b) The Board of Directors (or an officer of the Corporation, if authorized by the Board of Directors) may fix a date not more than 60 days nor less than ten days before the date of a meeting of stockholders as the date for the determination of the holders of shares entitled to notice of and entitled to vote at the meeting. When a date is so fixed, only stockholders on that date are entitled to notice of and permitted to vote at that meeting of stockholders.

8. Proxies. A stockholder may cast or authorize the casting of a vote by (a) filing a written appointment of a proxy, signed by the stockholder, with an officer of the Corporation at or before the meeting at which the appointment is to be effective, or (b) by telephonic transmission or authenticated electronic communication, whether or not accompanied by written instructions of the stockholder, of an appointment of a proxy with the Corporation or the Corporation’s duly authorized agent at or before the meeting at which the appointment is to be effective. The telephonic transmission or authenticated electronic communication must set forth or be submitted with information from which it can be determined that the appointment was authorized by the stockholder. Any copy, facsimile telecommunication, or other reproduction of the original of either the writing or transmission may be used in lieu of the original, provided that it is a complete and legible reproduction of the entire original.

9. Quorum. The holders of a majority of the voting power of the shares entitled to vote at a stockholders meeting are a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the stockholders present may continue to transact business until adjournment, even though the withdrawal of a number of the stockholders originally present leaves less than the proportion or number otherwise required for a quorum.

10. Acts of Stockholders.

(a) When a quorum is present at any meeting of stockholders, the affirmative vote of a majority of the votes properly cast on the matter (excluding any abstentions or broker non-votes) will be the act of the stockholders with respect to all matters other than the election of directors, or as otherwise provided in these Bylaws of the Corporation (these “Bylaws”), the Certificate of Incorporation or by law.

(b) A stockholder voting by proxy authorized to vote on less than all items of business considered at the meeting shall be considered to be present and entitled to vote only with respect to those items of business for which the proxy has authority to vote. A proxy who is given authority by a stockholder who abstains with respect to an item of business shall be considered to have authority to vote on that item of business.

11. Advance-Notice Requirements.

(a) Only persons who are nominated in accordance with the procedures set forth in this Bylaw 11(a) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders and only (x) by or at the direction of the Board of Directors, or (y) by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures hereinafter set forth in this Bylaw 11(a).

(i) Timing of Notice. Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary. To be timely, a stockholder’s notice of nominations to be made at an annual meeting of stockholders must be delivered to the Secretary, or mailed and received at the principal executive office of the Corporation, not less than 90 days before the first anniversary of the date of the preceding year’s annual meeting of stockholders. If, however, the date of the annual meeting of stockholders is more than 30 days before or 60 days after such anniversary date, notice by a stockholder shall be timely only if so delivered or so mailed and received not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting. Except to the extent otherwise required by law, the adjournment of an annual meeting of stockholders shall not commence a new time period for the giving of a stockholder’s notice as described above.

(ii) Content of Notice. A stockholder’s notice to the Corporation of nominations for an annual meeting of stockholders shall set forth (A) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (1) such person’s name, (2) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or that is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended and (3) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (B) as to the stockholder giving the notice: (1) the name and address, as they appear on the Corporation’s books, of such stockholder and of any beneficial owners on whose behalf the nomination is made,(2) i) the class or series (if any) and number of shares of the Corporation that are beneficially owned by such stockholder or any such beneficial owner, ii) any option, warrant, convertible security, stock appreciation right, swap or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) owned beneficially by such stockholder or any such beneficial owner and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or any such beneficial owner has a right to vote any shares of the Corporation, iv) any short interest in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a “short interest” in a security if such person has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), v) any rights to dividends on the shares of the

Corporation owned beneficially by such stockholder or any such beneficial owner that are separated or separable from the underlying shares of the Corporation, vi) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and vii) any performance-related fees (other than an asset-based fee) that such stockholder or any such beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or any such beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder not later than ten days after the record date for the meeting to disclose such ownership as of the record date) and (3) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote for the election of directors, will continue to be a holder of record of shares entitled to vote for the election of directors through the date of the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary the information required to be set forth in a stockholder’s notice of nomination that pertains to a nominee.

(iii) Consequences of Failure to Give Timely Notice. Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Bylaw 11(a). The Chairman or presiding officer shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in this Bylaw 11(a) and, if the Chairman or presiding officer should so determine, the Chairman or presiding officer shall so declare to the meeting and the defective nomination shall be disregarded.

(iv) Inapplicable in Certain Circumstances. Notwithstanding anything in this Bylaw 11(a) to the contrary, if the Securities and Exchange Commission adopts final rules requiring in certain events the inclusion in the Corporation’s proxy materials of persons nominated by stockholders for election to the Board of Directors, then the requirements, procedures and notice deadlines of such final rules and not this Bylaw 11(a) shall govern any nomination made pursuant to such final rules as if the Corporation had no advance-notice requirements for such nominations.

(b) The business conducted at any special meeting of stockholders of the Corporation shall be limited to the purposes stated in the notice of the special meeting pursuant to Bylaw 5. At any annual meeting of stockholders of the Corporation, the proposal of business (other than the nomination and election of directors, which shall be subject to Bylaw 11(a)) to be conducted by the stockholders may be made only (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Corporation entitled to vote at the meeting who complies with the notice procedures hereinafter set forth in this Bylaw 11(b).

(i) Timing of Notice. For such business to be properly brought before any annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice of any such business to be conducted at an annual meeting must be delivered to the Secretary, or mailed and received at the principal executive office of the Corporation, not less than 90 days before the first anniversary of the date of the preceding year’s annual meeting of stockholders. If, however, the date of the annual meeting of stockholders is more than 30 days before or 60 days after such anniversary date, notice by a stockholder shall be timely only if so delivered or so mailed and received not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting. Except to the extent otherwise required by law, the adjournment of an annual meeting of stockholders shall not commence a new time period for the giving of a stockholder’s notice as required above.

(ii) Content of Notice. A stockholder’s notice to the Corporation shall set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (B) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and of any beneficial owner on whose behalf the proposal is made, (C) the information called for by Bylaw 11(a)(ii)(B), (D) any material interest of the stockholder or any such beneficial owner in such business and (E) a representation that the stockholder is a holder of record of shares entitled to vote at the meeting, will continue to be a holder of record of shares entitled to vote at the meeting through the date of the meeting and intends to appear in person or by proxy at the meeting to make the proposal.

(iii) Consequences of Failure to Give Timely Notice. Notwithstanding anything in these Bylaws to the contrary, no business (other than the nomination and election of directors) shall be conducted at any annual meeting except in accordance with the procedures set forth in this Bylaw 11(b). The Chairman or presiding officer shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures described in this Bylaw 11(b) and, if the Chairman or presiding officer should so determine, the Chairman or presiding officer shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Nothing in this Bylaw 11(b) shall be deemed to preclude discussion by any stockholder of any business properly brought before the meeting in accordance with these Bylaws.

(iv) Inapplicable in Certain Circumstances. Notwithstanding anything in this Bylaw 11(b) to the contrary, this Bylaw 11(b) does not apply to any stockholder proposal made pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. The requirements, procedures and notice deadlines of Rule 14a-8 shall govern any proposal made pursuant thereto.

(c) For purposes of this Bylaw 11, “public announcement” means disclosure (i) when made in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, (ii) when filed in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or (iii) when mailed as the notice of the meeting pursuant to Bylaw 5.

(d) Notwithstanding the foregoing provisions of this Bylaw 11, a stockholder shall also comply with all applicable requirements of Delaware law and the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder with respect to the matters set forth in this Bylaw 11.

12. Order of Business. The Chairman, or an officer of the Corporation designated from time to time by a majority of the Board of Directors, will call meetings of stockholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of any meeting of stockholders will also determine the order of business and have the authority in his or her sole discretion to determine the rules of procedure and regulate the conduct of the meeting, including without limitation by: (a) imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxy holders) that may attend the meeting; (b) ascertaining whether any stockholder or his or her proxy holder may be excluded from the meeting based upon any determination by the presiding officer, in his or her sole discretion, that any such person has disrupted or is likely to disrupt the proceedings thereat; (c) determining the circumstances in which any person may make a statement or ask questions at the meeting; (d) ruling on all procedural questions that may arise during or in connection with the meeting; (e) determining whether any nomination or business proposed to be brought before the meeting has been properly brought before the meeting; and (f) determining the time or times at which the polls for voting at the meeting will be opened and closed.

DIRECTORS

13. Board of Directors, Number and Term. Unless otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Subject to any rights of the holders of Preferred Stock to elect additional directors under specified circumstances, the number of directors which shall constitute the Board of Directors shall be fixed from time to time by resolution adopted by the Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent director.

14. Term of Office. Subject to the rights of the holders of any series of Preferred Stock, the directors of the Corporation shall hold office until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation, removal or retirement. Elections of directors need not be by written ballot.

15. Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock, any newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause shall be filled exclusively by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by the sole remaining director, and shall not be filled by stockholders. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office and until his or her successor is duly elected and qualified, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until his or her successor is duly elected and qualified, or, in each case, his or her earlier death, resignation, removal or retirement.

16. Removal Of Directors. Subject to the rights of the holders of any series of Preferred Stock, any director may be removed from office at any time, at a meeting called for that purpose, by the affirmative vote of the holders of at least 75% of the voting power of all outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

17. Place of Meetings. Each meeting of the Board of Directors shall be held at the principal executive office of the Corporation or at such other place as may be designated from time to time by a majority of the members of the Board of Directors or by the Chief Executive Officer. The Board of Directors may determine that a meeting of the Board of Directors not be held at a physical place, but instead solely by means of remote communication through which the directors may participate with each other during the meeting.

18. Regular Meetings. Regular meetings of the Board of Directors may be held immediately after the annual meeting of the stockholders and at such other time and place either within or without the State of Delaware as may from time to time be determined by the Board of Directors. Notice of regular meetings of the Board of Directors need not be given.

19. Special Meetings. Special meetings of the Board of Directors may be called by any member of the Board of Directors on not less than two days’ notice to each director by whom such notice is not waived of the date, time and place of the meeting, provided that when notice is mailed at least four days’ notice shall be given. The notice need not state the purpose of the meeting.

20. Quorum. The presence of a majority of the directors currently holding office shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time without further notice until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum.

21. Previously Scheduled Meetings. If the day or date, time and place of a Board of Directors meeting have been provided herein or announced at a previous meeting of the Board of the Directors, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened.

22. Acts of the Board of Directors. Except as otherwise required by law or specified in the Certificate of Incorporation, the Board of Directors shall take action by the affirmative vote of a majority of the directors present at a duly held meeting.

23. Participation by Remote Communications. A director may participate in a Board of Directors meeting by conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting will constitute presence in person at the meeting.

24. Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a Board of Directors meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

25. Action without a Meeting. An action required or permitted to be taken at a Board of Directors meeting may be taken without a meeting by written action signed, or consented to by authenticated electronic communications, by all of the directors currently holding office. The written action is effective when signed, or consented to by authenticated electronic communication, by all of the directors currently holding office, unless a different effective time is provided in the written action.

26. Committees.

(a) A resolution approved by the affirmative vote of a majority of the Board of Directors may establish committees having the authority of the Board of Directors in the management of the business of the Corporation only to the extent provided in the resolution. Committees shall be subject at all times to the direction and control of the Board of Directors, except for special litigation committees established under Bylaw 26(e).

(b) A committee shall consist of one or more directors appointed by affirmative vote of a majority of the directors present at a duly held Board of Directors meeting.

(c) Bylaw 17 and Bylaws 19 to 25 shall apply to committees and members of committees to the same extent as those sections apply to the Board of Directors and directors.

(d) Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any director. Unless otherwise provided in the Certificate of Incorporation or the resolution of the Board of Directors establishing the committee, a committee may create one or more subcommittees, each consisting of one or more members of the committee and may delegate to a subcommittee any or all of the authority of the committee. In these Bylaws, unless the language or context clearly indicates that a different meaning is intended, any reference to a committee is deemed to include a subcommittee and any reference to a committee member is deemed to include a subcommittee member.

(e) The Board of Directors may establish a Special Litigation Committee composed of one or more independent directors to consider legal rights or remedies of the Corporation and whether those rights and remedies should be pursued.

27. Compensation. The Board of Directors may establish the compensation of directors, including without limitation compensation for membership on the Board of Directors and on committees of the Board of Directors, attendance at meetings of the Board of Directors or committees of the Board of Directors, and for other services provided to the Corporation or at the request of the Board of Directors.

28. Chairman of the Board of Directors. The Board of Directors, in its discretion, may choose a Chairman of the Board of Directors (who shall be a director but need not be elected as an officer). The Chairman shall preside at meetings of the Board of Directors and of the stockholders of the Corporation; provided, however, that, unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, the Chairman may, without the approval of the Board of Directors, delegate such authority to preside at meetings of the Board of Directors and the stockholders of the Corporation to any other person. The Chairman shall perform such other duties and may exercise such other powers as may from time to time be assigned by these Bylaws or by the Board of Directors.

OFFICERS

29. Number and Designation. The Corporation shall have one or more natural persons exercising the functions of the offices of Chief Executive Officer and Chief Financial Officer. The Board of Directors may elect or appoint such other officers as it deems necessary for the operation and management of the Corporation, with such powers, rights, duties and responsibilities as may be determined by the Board of Directors, including, without limitation, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board of Directors. The Chief Executive Officer may also appoint such other officers, other than the Chief Financial Officer, as he or she deems necessary for the operation and management of the Corporation. Any of the offices or functions of those offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board of Directors may determine. In the case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board of Directors, the Board of Directors may delegate the absent or disabled officer’s powers or duties to any other officer or to any director.

30. Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer (a) shall have general active management of the business of the Corporation; (b) shall see that all orders and resolutions of the Board of Directors are carried into effect; (c) may maintain records of and certify proceedings of the Board of Directors and stockholders; and (d) shall perform such other duties as may from time to time be assigned by the Board of Directors.

(a) Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer (a) shall keep accurate financial records for the Corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the Corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the Corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board; (e) shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all of such officer’s transactions as Chief Financial Officer and of the financial condition of the Corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

31. President. Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. If an officer other than the President is designated Chief Executive Officer, the President shall perform such duties as may from time to time be assigned by the Board of Directors or the Chief Executive Officer.

32. Vice Presidents. Each Vice President shall perform such duties as may from time to time be assigned by the Board of Directors or the Chief Executive Officer. Any one or more Vice Presidents may be designated by the Board of Directors or the Chief Executive Officer as Executive Vice Presidents or Senior Vice Presidents.

33. Secretary. The Secretary, unless otherwise determined by the Board of Directors, shall attend all meetings of the stockholders and all meetings of the Board of Directors, shall record or cause to be recorded all proceedings thereof in a book to be kept for that purpose and may certify such proceedings. Except as otherwise required or permitted by law or by these Bylaws, the Secretary shall give or cause to be given notice of all meetings of the stockholders and all meetings of the Board of Directors.

34. Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Corporation. If an officer other than the Treasurer is designated Chief Financial Officer, the Treasurer shall perform such duties as may from time to time be assigned by the Board of Directors, the Chief Executive Officer, or the Chief Financial Officer.

35. Authority and Duties. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board of Directors may, without the approval of the Board of Directors, delegate some or all of the duties and powers of an office to other persons.

36. Term.

(a) All officers of the Corporation shall hold office until their respective successors are chosen and have qualified or until their earlier death, resignation, or removal.

(b) An officer may resign at any time by giving written notice to the Corporation. The resignation is effective without acceptance when the notice is given to the Corporation, unless a later effective date is specified in the notice.

(c) An officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present at a duly held Board of Directors meeting. An officer, other than the Chief Financial Officer, may also be removed at any time, with or without cause, by the Chief Executive Officer.

(d) A vacancy in an office, other than Chief Executive Officer or Chief Financial Officer, because of death, resignation, removal, disqualification, or other cause may be filled for the unexpired portion of the term by the Board of Directors or by the Chief Executive Officer, except that any such vacancy in the office of Chief Executive Officer or Chief Financial Officer shall be so filled solely by the Board of Directors.

37. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or by the Chief Executive Officer if authorized by the Board of Directors.

38. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any company in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

STOCK

39. Certificates.

(a) The Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Each certificate of stock of the Corporation shall bear the corporate seal, if any and shall be signed by the Chief Executive Officer, or the President or any Vice President and the Chief Financial Officer, or the Secretary or any Assistant Secretary, but when a certificate is signed by a transfer agent or a registrar, the signature of any such officer and the corporate seal upon such certificate may be facsimiles, engraved or printed. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent or registrar of the Corporation, the certificate may be issued by the Corporation, even if the person has ceased to serve in that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

(b) A certificate representing shares issued by the Corporation shall, if the Corporation is authorized to issue stock of more than one class or series, set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the stock of each class or series authorized to be issued, so far as they have been determined and the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series.

40. Declaration of Dividends and other Distributions. The Board of Directors shall have the authority to declare dividends and other distributions upon the shares of the Corporation to the extent permitted by law.

41. Transfer. Shares of the Corporation may be transferred only on the books of the Corporation by the holder thereof, in person or by such person’s attorney. In the case of certificated shares, shares shall be transferred only upon surrender and cancellation of certificates for a like number of shares. The Board of Directors, however, may appoint one or more transfer agents and registrars to maintain the share records of the Corporation and to effect transfers of shares.

42. Record Date. The Board of Directors may fix a time, not exceeding 60 days preceding the date fixed for the payment of any dividend or other distribution, as a record date for the determination of the stockholders entitled to receive payment of such dividend or other distribution and in such case only stockholders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed.

43. Lost, Stolen or Destroyed Certificates. The Chief Executive Officer or Secretary may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact, satisfactory to the Chief Executive Officer or Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Chief Executive Officer or Secretary may require the owners of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Chief Executive Officer or Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate or uncertificated shares.

GENERAL

44. Execution of Instruments.

(a) All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Corporation shall be signed on behalf of the Corporation by the Chief Executive Officer, or the President, or any Vice President, or by such other person or persons as may be designated from time to time by the Board of Directors.

(b) If a document must be executed by persons holding different offices or functions and one person holds such offices or exercises such functions, that person may execute the document in more than one capacity if the document indicates each such capacity.

45. Advances. The Corporation may, without a vote of the directors, advance money to its directors, officers or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

46. Corporate Seal. The seal of the Corporation, if any, shall be a circular embossed seal having inscribed thereon the name of the Corporation and the following words:

“Corporate Seal Delaware.”

47. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

48. Amendments. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, alter, amend or repeal these Bylaws without any action on the part of the stockholders. Any adoption, alteration, amendment or repeal of these Bylaws by the Board of Directors shall require the approval of a majority of the Board of Directors then in office, provided a quorum is otherwise present. Any Bylaws adopted or amended by the Board of Directors, and any powers conferred thereby, may be amended, altered or repealed by the stockholders.

49. Reliance upon Books, Reports and Records. Each director, each member of a committee designated by the Board of Directors, and each officer of the Corporation will, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person or entity as to matters the director, committee member, or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

50. Notices.

(a) Except as otherwise provided by law, these Bylaws, or the Certificate of Incorporation, whenever by law or under the provisions of the Certificate of Incorporation or these Bylaws notice is required to be given to any director or stockholder, it will not be construed to require personal notice, but such notice may be given in writing, by mail or courier service or, to the extent permitted by the DGCL, by electronic transmission, addressed to such director or stockholder. Any notice sent to stockholders by mail or courier service shall be sent to the address of such stockholder as it appears on the records of the Corporation, with postage thereon prepaid, and such notice will be deemed to be given at the time when the same is deposited in the United States mail or with the courier service. Notices sent by electronic transmission shall be deemed effective as set forth in Section 232 of the DGCL. For purposes of this Bylaw 50, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(b) Notices to directors may be given by mail or courier service, telephone, electronic transmission or as otherwise may be permitted by these Bylaws.

(c) Whenever any notice is required to be given by law or under the provisions of Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person entitled to such notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time of the event for which notice is to be given, will be deemed equivalent to such notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

51. Certain Defined Terms. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Certificate of Incorporation.

[PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION]

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 NAME THE COMPANY NAME INC.—COMMON 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS A 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS B 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS C 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS D 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS E 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS F 123,456,789,012.12345 THE COMPANY NAME INC.—401 K 123,456,789,012.12345 x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONTROL # SHARES 0 0 0 0 0 0 0 0 0 0000368515_1 R1.0.1.17 NORTHERN OIL AND GAS, INC. 601 Carlson Parkway, Suite 990 Minnetonka, MN 55305 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For Against Abstain 1. To approve, for purposes of the rules of the NYSE American, the issuance of up to 137,916,584 shares of our common stock, par value $0.001 (the Common Stock Proposal). 2. To approve a proposal to reincorporate the Company from Minnesota to Delaware (the Reincorporation Proposal). 3. To approve the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the Common Stock Proposal or Reincorporation Proposal or to ensure that any supplement or amendment to the proxy statement is timely provided to the NOG shareholders (the Adjournment Proposal). NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000368515_2 R1.0.1.17 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com NORTHERN OIL AND GAS, INC. Special Meeting of Shareholders [ ] This proxy is solicited by the Board of Directors The shareholder(s) hereby revokes all prior proxies and appoint(s) [ ] and [ ], or either of them, as proxies, with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of Northern Oil and Gas, Inc. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at [ ] at [ ], and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side